                               NETCENTIVES INC.
                              UVN HOLDINGS, INC.
                       BROWN DOG ACQUISITION CORPORATION



                         AGREEMENT AND PLAN OF MERGER



                                 March 3, 2000

                               TABLE OF CONTENTS

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SECTION ONE

      1.   The Merger...............................................  1
           1.1  The Merger..........................................  1
           1.2  Closing; Effective Time.............................  1
           1.3  Effect of the Merger................................  2
           1.4  Certificate of Incorporation; Bylaws................  2
           1.5  Directors and Officers..............................  2
           1.6  Effect on Capital Stock.............................  2
           1.7  Surrender of Certificates...........................  3
           1.8  No Further Ownership Rights in Target Common Stock..  5
           1.9  Tax Consequences....................................  5
          1.10  Taking of Necessary Action; Further Action..........  5
          1.11  Withholding.........................................  5
          1.12  Lost, Stolen or Destroyed Certificates..............  5
          1.13  Unvested Consideration..............................  5

SECTION TWO

      2.   Representations and Warranties of Target.................  6
           2.1  Organization; Subsidiaries..........................  6
           2.2  Articles of Incorporation and Bylaws................  7
           2.3  Capital Structure...................................  7
           2.4  Authority...........................................  8
           2.5  No Conflicts; Required Filings and Consents.........  8
           2.6  Financial Statements................................  8
           2.7  Absence of Undisclosed Liabilities..................  8
           2.8  Absence of Certain Changes..........................  9
           2.9  Litigation.......................................... 10
          2.10  Restrictions on Business Activities................. 11
          2.11  Permits; Products; Regulation....................... 11
          2.12  Title to Property................................... 12
          2.13  Intellectual Property............................... 13
          2.14  Environmental Matters............................... 15
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                               TABLE OF CONTENTS
                                  (continued)
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          2.15  Taxes............................................... 16
          2.16  Employee Benefit Plans.............................. 18
          2.17  Certain Agreements Affected by the Merger........... 20
          2.18  Employee Matters.................................... 20
          2.19  Material Contracts.................................. 21
          2.20  Interested Party Transactions....................... 23
          2.21  Insurance........................................... 23
          2.22  Compliance With Laws................................ 23
          2.23  Minute Books........................................ 23
          2.24  Complete Copies of Materials........................ 23
          2.25  Brokers' and Finders' Fees.......................... 23
          2.26  Vote Required....................................... 23
          2.27  Board Approval...................................... 23
          2.28  Inventory........................................... 24
          2.29  Accounts Receivable................................. 24
          2.30  Customers and Suppliers............................. 24
          2.31  Third Party Consents................................ 25
          2.32  No Commitments Regarding Future Products............ 25
          2.33  Vital Processing.................................... 25
          2.34  SHC Direct.......................................... 25
          2.35  Representations Complete............................ 25

SECTION THREE

     3.   Representations and Warranties of Acquiror and Merger
          Sub....................................................... 26
          3.1  Organization, Standing and Power..................... 26
          3.2  Authority............................................ 26
          3.3  No Conflict; Required Filings and Consents........... 26
          3.4  Acquiror Common Stock................................ 27
          3.5  SEC Documents; Financial Statements.................. 27
          3.6  Litigation........................................... 28

SECTION FOUR

     4.   Additional Agreements..................................... 28
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                                     -ii-
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                               TABLE OF CONTENTS
                                  (continued)

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          4.1  Best Efforts and Further Assurances.................. 28
          4.2  Consents; Cooperation................................ 28
          4.3  Public Disclosure.................................... 29
          4.4  FIRPTA............................................... 29
          4.5  State Statutes....................................... 29
          4.6  Blue Sky Laws........................................ 29

SECTION FIVE

     5.   Conditions to the Merger.................................. 29
          5.1  Conditions to Obligations of Each Party to Effect
               the Merger........................................... 29
          5.2  Additional Conditions to Obligations of Target....... 30
          5.3  Additional Conditions to the Obligations of Acquiror
               and Merger Sub....................................... 32

SECTION SIX

     6.   Escrow and Indemnification................................ 34
          6.1  Survival of Representations and Warranties........... 34
          6.2  Escrow Fund.......................................... 34
          6.3  Indemnification...................................... 35
          6.4  Damages Payments..................................... 35
          6.5  Escrow Period........................................ 36
          6.6  Distributions; Voting................................ 36
          6.7  Method of Asserting Claims........................... 36
          6.8  Representative of the Stockholders; Power of
               Attorney............................................. 36
SECTION SEVEN

     7.   General Provisions........................................ 37
          7.1  Notices.............................................. 37
          7.2  Interpretation....................................... 38
          7.3  Counterparts......................................... 38
          7.4  Entire Agreement; Nonassignability; Parties in
               Interest............................................. 38
          7.5  Severability......................................... 38
          7.6  Remedies Cumulative.................................. 39
          7.7  Governing Law........................................ 39
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                                     -iii-
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                               TABLE OF CONTENTS
                                  (continued)

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          7.8  Rules of Construction................................ 39
          7.9  Amendments and Waivers............................... 39
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                                     -iv-

                                   EXHIBITS
                                   --------


Exhibit A -  Certificate of Merger

Exhibit B -  Plan of Merger

Exhibit C -  Articles of Merger

Exhibit D -  Exchange Ratio

Exhibit E -  Vesting Terms

Exhibit F -  Escrow Agreement

Exhibit G -  Employment Agreement

Exhibit H -  Non-Competition Agreement

Exhibit I -  Amended and Restated Investors' Rights Agreement

Exhibit J -  Stockholder Agreement

Exhibit K -  Indemnity Agreement

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

          This Agreement and Plan of Merger (the "Agreement") is made and
                                                  ---------
entered into as of March 3, 2000, by and among Netcentives Inc., a Delaware corporation ("Acquiror"), Brown Dog Acquisition Corporation, a Delaware
              --------
corporation ("Merger Sub") and wholly owned subsidiary of Acquiror, and UVN
              ----------
Holdings, Inc., an Arizona corporation ("Target").
                                         ------


                                   RECITALS
                                   --------

          A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the merger of Merger Sub with and into Target (the "Merger")
                                                                    ------
and, in furtherance thereof, have approved the Merger. Pursuant to the Merger, among other things, the outstanding shares of capital stock of Target (the "Target Common Stock") shall be converted into shares of the Common Stock of
 -------------------
Acquiror (the "Acquiror Common Stock"), at the rate set forth herein.
               ---------------------

          B. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

          C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a
                          ----
reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                                   AGREEMENT
                                   ---------

          The parties hereby agree as follows:

                                  SECTION ONE

     1.   The Merger.
          ----------

          1.1 The Merger. At the Effective Time (as defined in Section 1.2) and
              ----------
subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger"), the Plan
                             ---------       ---------------------
of Merger attached hereto as Exhibit B (the "Plan of Merger"), the Articles of
                             ---------       --------------
Merger attached hereto as Exhibit C (the "Articles of Merger") and the
                          ---------       ------------------
applicable provisions of the Arizona Revised Statutes ("Arizona Law") and the
                                                        -----------
Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged
                                   ------------
with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation of the Merger. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
        ---------------------

          1.2 Closing; Effective Time. The closing of the transactions
              -----------------------
contemplated by this Agreement (the "Closing") shall take place concurrently
                                     -------
with the execution of this Agreement by the parties hereto (the "Closing Date").
                                                                 ------------
In connection with the Closing, the parties
shall cause the Merger to be consummated by filing (a) the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time") and (b) the
                                                 --------------
Plan of Merger and the Articles of Merger with the Arizona Corporation Commission in accordance with the relevant provisions of Arizona Law. In addition, Target shall publish the Article of Merger and file an affidavit of publication with the Arizona Corporation Commission within the time periods specified by Arizona Law. The Closing shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California, or at such other location as the parties agree.

          1.3  Effect of the Merger. At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement, the Certificate of Merger, the Plan of Merger, the Articles of Merger and the applicable provisions of Arizona and Delaware Law. At the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Certificate of Incorporation; Bylaws.
               ------------------------------------

               (a) At the Effective Time, the Articles of Incorporation of Target, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Arizona Law and such Articles of Incorporation.

               (b) At the Effective time, the Bylaws of Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

          1.5  Directors and Officers. At the Effective Time, the directors of
               ----------------------
Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          1.6  Effect on Capital Stock. By virtue of the Merger and without any
               -----------------------
action on the part of Merger Sub, Target or any of their respective stockholders, the following shall occur at the Effective Time:

               (a)  Conversion of Target Common Stock. All of the issued and
                    ---------------------------------
outstanding shares of Common Stock, no par value per share, of Target (the "Target Common Stock") issued and outstanding immediately prior to the Effective
 ------------------
Time (other than shares to be cancelled pursuant to Section 1.6(b)) shall be converted and exchanged for that number of shares of Acquiror Common Stock as shall be determined in accordance with the calculations set forth with respect to the Target Common Stock set forth on Exhibit D attached hereto (the "Exchange
                                        ---------                       --------
Ratio"). All shares of Target Common Stock, when so converted, shall no longer
-----
be outstanding
and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Target Common Stock shall cease to have any rights with respect thereto.

               (b)  Cancellation of Target Common Stock Owned by Target. At the
                    ---------------------------------------------------
Effective Time, all shares of Target Common Stock that are owned by Target as treasury stock immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

               (c)  Capital Stock of Merger Sub. At the Effective Time, each
                    ---------------------------
share of Common Stock of Merger Sub ("Merger Sub Common Stock") issued and
                                      -----------------------
outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (d)  Adjustments. The Exchange Ratio shall be adjusted to reflect
                    -----------
fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Stock occurring after the date of this Agreement and prior to the Effective Time.

               (e)  Fractional Shares. No fraction of a share of Acquiror Common
                    -----------------
Stock will be issued, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $52.00.

          1.7  Surrender of Certificates.
               -------------------------

               (a)  Exchange Agent. American Stock Transfer & Trust Company
                    --------------
shall act as exchange agent (the "Exchange Agent") in the Merger.
                                  --------------

               (b)  Acquiror to Provide Common Stock and Cash. Promptly after
                    -----------------------------------------
the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Section 1, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) less the number of shares of Acquiror Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements
                                    -----------
of Section 6 and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(e).

               (c)  Exchange Procedures. At the Closing, each holder of record
                    -------------------
of a certificate or certificates (the "Certificates") which immediately prior to
                                       ------------
the Effective Time represented outstanding shares of Target Common Stock whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, shall surrender such Certificates. The Acquiror shall deliver such Certificates for cancellation to the Exchange Agent, together with a letter of transmittal, duly completed and validly executed by each Target stockholder in accordance with the instructions thereto, and the Exchange Agent shall deliver to each Target stockholder in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 6 below and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 6 below, Acquiror shall cause to be distributed to the Escrow Agent (as defined in Section 6 below) a certificate or certificates representing, with respect to each Target stockholder, fifteen percent (15%) of the shares of Acquiror Common Stock otherwise issuable to such stockholder, which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section 1.7. Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Section 6 below. To the extent not used for such purposes, such shares shall be released, all as provided in
Section 6 below.

          (d)  No Liability. Notwithstanding anything to the contrary in this
               ------------
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e)  Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time payable (but for the provisions of this Section 1.7(e)) with respect to such shares of Acquiror Common Stock.

          (f)  Transfers of Ownership. If any certificate for shares of Acquiror
               ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such issuance that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

          1.8  No Further Ownership Rights in Target Common Stock. All shares of
               --------------------------------------------------
Acquiror Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 1.

          1.9  Tax Consequences. It is intended by the parties that the Merger
               ----------------
shall constitute a reorganization within the meaning of Section 368 of the Code.

          1.10 Taking of Necessary Action; Further Action. If at any time after
               ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

          1.11 Withholding. Each of the Exchange Agent, Acquiror, and the
               -----------
Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Target Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          1.12 Lost, Stolen or Destroyed Certificates. In the event any
               --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as Acquiror may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          1.13 Unvested Consideration.  During the two year period following the
               ----------------------
Effective Time, Acquiror shall pay to the stockholders of Target shares of Common Stock with a value of up to 15% of the "Total Consideration" (as defined in Exhibit D) upon the terms specified in Exhibit E hereto.
                       ---------

                                  SECTION TWO

     2.   Representations and Warranties of Target.
          ----------------------------------------

          In this Agreement, any reference to a "Material Adverse Effect" with
                                                 -----------------------
respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the Merger or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement.

          In this Agreement, any reference to a party's "knowledge" means such
                                                         ---------
party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of the matter in questions.

          Except as disclosed in a document dated as of the date of this Agreement and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Disclosure Schedule"), Target represents and warrants to
                        -------------------
Acquiror and Merger Sub as follows:

          2.1  Organization; Subsidiaries.
               --------------------------

               (a)  Each of Target, Universal Value Network, LLC ("Worldwide"),
                                                                   ---------
SHC Venture LLC ("Momentum"), Golden Retriever Systems LLC ("GRS") and each
                  --------                                   ---
subsidiary of Target (collectively with Worldwide, Momentum and GRS, each a "Subsidiary") is a corporation or limited liability company duly organized,
 ----------
validly existing and in good standing under the laws of its jurisdiction of organization. Each of Target and each Subsidiary has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on Target or such Subsidiary. Each of Target and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Target or such Subsidiary. A true and complete list of all the Subsidiaries, together with the jurisdiction of organization of each Subsidiary, is set forth in Section 2.1 of the Disclosure Schedule. Target is, or at the Effective Time will be, the owner of all outstanding shares of capital stock or membership interests of each Subsidiary (other than GRS) and all such shares or membership interests are duly authorized, validly issued, fully paid and nonassessable. As of the date hereof and at the Effective Time, Target owns a 49% membership interest in GRS. All of the outstanding shares of capital stock or membership interests of each Subsidiary owned by Target are owned free and clear of all liens, charges, claims, encumbrances or rights of others. Except as set forth in Section 2.1 of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any Subsidiary, or otherwise obligating Target or any Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as set forth in Section 2.1 of the Disclosure Schedule, Target does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. The identity and percentage ownership of each holder of equity in each entity specified on Section 2.1 is true, complete and correct.

          2.2  Articles of Incorporation and Bylaws. Target has delivered a true
               ------------------------------------
and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Target and each Subsidiary, each as amended to date, to Acquiror. Neither Target nor any Subsidiary is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

          2.3  Capital Structure. The authorized capital stock of Target
               -----------------
consists of 10,000 shares of Common Stock, of which 9,600 shares were issued and outstanding as of the close of business on the date hereof. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. All outstanding shares of Target Common Stock were issued in compliance with all applicable federal and state securities laws. Except (a) for the rights created pursuant to this Agreement and (b) as set forth in Section 2.1 of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which Target or any Subsidiary is a party or by which Target or any Subsidiary is bound relating to the issued or unissued capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its stockholders and (ii) to the best of Target's knowledge, between or among any of Target's stockholders, except for the Buy-Sell Agreement dated March 31, 1998 between Target and the stockholders of Target, which will be terminated as of the Closing. Section 2.3 of the Disclosure Schedule sets forth the name and address of each stockholder of Target and the number of shares owned by such stockholder.

          2.4  Authority. Target has all requisite corporate power and authority
               ---------
to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target. Target's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Target and assuming due authorization, execution and delivery by Acquiror and Merger Sub, constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms.

          2.5  No Conflicts; Required Filings and Consents.
               -------------------------------------------

               (a) The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target or any of the organizational documents of the Subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any Subsidiary or any of their properties or assets.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental
                                                                ------------
Entity") is required by or with respect to Target or any Subsidiary in
------
connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2 required by Delaware Law, (ii) the filing of the Plan of Merger and Articles of Merger, as provided in Section 1.2, required by Arizona Law and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.
              --------------

          2.6  Financial Statements. Section 2.6 of the Disclosure Schedule
               --------------------
includes a true, correct and complete copy of the audited consolidated financial statements of Target and the Subsidiaries (other than GRS and Momentum) for the fiscal year ended December 31, 1999 (the "Financial Statements"). The Financial
                                          --------------------
Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of Target and its consolidated Subsidiaries as of the dates, and for the periods, indicated therein. Target maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.7  Absence of Undisclosed Liabilities. Neither Target nor any
               ----------------------------------
Subsidiary has material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended

December 31, 1999 (the "Target Balance Sheet"), (ii) those incurred in the
                        --------------------
ordinary course of business and not required to be set forth in the Target Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the date of the Target Balance Sheet and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement. As of the Effective Time, all of the outstanding liabilities of Target and the Subsidiaries are as set forth in an officer's certificate delivered by the President and Chief Financial Officer.

          2.8  Absence of Certain Changes. Except as set forth in Section 2.8 of
               --------------------------
the Disclosure Schedule, since December 31, 1999 ( the "Target Balance Sheet
                                                        --------------------
Date") there has not been, occurred or arisen any:
----

               (a) transaction by Target or any Subsidiary except in the ordinary course of business as conducted on that date and consistent with past practices;

               (b) amendments or changes to the Articles of Incorporation or Bylaws of Target;

               (c) capital expenditure or commitment by Target or any Subsidiary, in any individual amount exceeding $10,000, or in the aggregate, exceeding $100,000;

               (d) destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customer of Target or any Subsidiary (whether or not covered by insurance) which would constitute a Material Adverse Effect;

               (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

               (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Target or any revaluation by Target of any of its or any of its Subsidiaries' assets;

               (g) revaluation by Target or any Subsidiary of any of their respective assets;

               (h) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its capital stock;

               (i) increase in the salary or other compensation payable or to become payable by Target to any officers, directors, employees or advisors of Target or any Subsidiary, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by Target of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement, or other than as set forth in Section 2.16 below, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

          (j) sale, lease, license of other disposition of any of the assets or properties of Target or any Subsidiary, except in the ordinary course of business and not in excess of $10,000 in the aggregate;

          (k) termination or material amendment of any material contract, agreement or license (including any distribution agreement) to which Target or any Subsidiary is a party or by which it is bound;

          (l) loan by Target or any Subsidiary to any person or entity, or guaranty by Target or any Subsidiary of any loan, except for (x) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and (y) trade payables not in excess of $10,000 in the aggregate and in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any right or claim of Target or any Subsidiary, including any write-off or other compromise of any account receivable of Target or any Subsidiary, in excess of $10,000 in the aggregate;

          (n) the commencement or notice or threat of commencement of any lawsuit or proceeding against or, to the Target's or Target's officers' or directors' knowledge, investigation of Target or any Subsidiary or their respective affairs;

          (o) notice of any claim of ownership by a third party of Target's or any Subsidiary's Intellectual Property (as defined in Section 2.13 below) or of infringement by Target or any Subsidiary of any third party's Intellectual Property rights;

          (p) issuance or sale by Target or any Subsidiary of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (q) change in pricing or royalties set or charged by Target or any Subsidiary to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Target or any Subsidiary;

          (r) event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on Target or any Subsidiary; or

          (s) agreement by Target, any Subsidiary or any officer or employee of either on behalf of such entity to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

     2.9  Litigation. There is no private or governmental action, suit,
          ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target and each Subsidiary, threatened against Target or any Subsidiary or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target or any Subsidiary. To the knowledge of Target and each Subsidiary, there are no facts or circumstances existing that, individually or in the aggregate, could reasonably be expected to give rise to any litigation that could reasonably be expected to have a Material Adverse Effect on Target or any Subsidiary. There is no judgment, decree or order against Target or any Subsidiary or, to the best knowledge of Target and its Subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target or any Subsidiary is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Disclosure Schedule.

          2.10 Restrictions on Business Activities. There is no agreement,
               -----------------------------------
judgment, injunction, order or decree binding upon Target or any Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Target or any Subsidiary, any acquisition of property by Target or any Subsidiary or the overall conduct of business by Target or any Subsidiary as currently conducted or as proposed to be conducted by Target or by any Subsidiary. Neither Target nor any Subsidiary has entered into any agreement under which Target or any Subsidiary is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

          2.11 Permits; Products; Regulation.
               -----------------------------

               (a) Each of Target and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Target or that Subsidiary, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Target Authorizations") and no
                                            ---------------------
suspension or cancellation of any Target Authorization is pending or, to the best of Target's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Target Authorization would not have a Material Adverse Effect on Target. Neither Target nor any Subsidiary is in conflict with, or in default or violation of, (i) any laws applicable to Target or any Subsidiary or by which any property or asset of Target or any Subsidiary is bound or affected, (ii) any Target Authorization, or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target or any Subsidiary is a party or by which Target or any Subsidiary or any property or asset of Target or any Subsidiary is bound or affected, except for any such conflict, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect on Target or any Subsidiary.

               (b) Target has not received any written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by Target or any Subsidiary (the "Products") is defective or fails to meet any applicable standards
      --------
promulgated by any such governmental or regulatory body. To the best knowledge of Target, Target and each Subsidiary has complied in all material respects with the laws, regulations, policies, procedures and specifications with respect to the design, manufacture, labeling, testing and inspection of the Products. There have been no recalls, field notifications or seizures ordered or, to Target's knowledge, threatened by any such governmental or regulatory body with respect to any of the Products.

               (c) Target has obtained, in all jurisdictions where either Target or a Subsidiary is marketing or has marketed its Products, all applicable licenses, registrations, approvals, clearances and authorizations required by local, state or federal agencies in such jurisdictions regulating the safety, effectiveness and market clearance of the Products currently or previously marketed by Target or any Subsidiary in such countries, except for any such failures as would not, individually or in the aggregate, have a Material Adverse Effect on Target. Target has identified and made available for examination by Acquiror all information relating to regulation of its Products, including licenses, registrations, approvals, permits, device listings, inspections, Target's recalls and product actions, audits and Target's ongoing focus group studies. Target has identified in writing to Acquiror all locations where regulatory information and documents are kept.

          2.12 Title to Property.
               -----------------

               (a) Each of Target and each Subsidiary has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing debt which is reflected on the Target Balance Sheet. The plants, property and equipment of Target and Subsidiaries that are used in the operations of their businesses are in good operating condition and repair. All properties used in the operations of Target and its Subsidiaries are reflected in the Target Balance Sheet to the extent United States generally accepted accounting principles require the same to be reflected. Section 2.12(a) of the Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by Target and by each Subsidiary, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease. Such leases are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

               (b) Section 2.12(b) of the Disclosure Schedule also sets forth a true, correct and complete list of all equipment (the "Equipment") owned or
                                                       ---------
leased by Target and its Subsidiaries, and such Equipment is, taken as a whole,
(i) adequate for the conduct of Target's business, consistent with its past practice, and (ii) in good operating condition (except for ordinary wear and tear).

          2.13 Intellectual Property.
               ---------------------

               (a) Target and each of its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that
                                                 ---------------------
are used or proposed to be used in the business of Target or any Subsidiary as currently conducted or as proposed to be conducted by Target or any Subsidiary. Without limiting the foregoing, Target or a Subsidiary is the owner of the source code for the Momentum System Architecture, which includes Member Enrollment and Customer Service, Momentum Database and the GRS Transaction Processing System. The description of the Momentum System Architecture entitled "Momentum System Architecture and Ownership of Source Code and Data" provided by Target to Acquiror is accurate and complete.

               (b) Section 2.13 of the Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target or any Subsidiary is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Target or any Subsidiary is a party and pursuant to which Target or any Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights")
                                 ----------------------------------------
which are incorporated in, are, or form a part of any Target product that is material to its business. Neither Target nor any Subsidiary is in violation of any license, sublicense or agreement described in Section 2.13 of the Disclosure Schedule. The execution and delivery of this Agreement by Target and the consummation of the transactions contemplated hereby, will neither cause Target or any Subsidiary to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Section 2.13 of the Disclosure Schedule, Target is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens), the Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Intellectual Property is being used.

               (c) There is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any Subsidiary, any trade secret material to Target or any Subsidiary or any Intellectual Property right of any third party to the extent licensed by or through Target or any Subsidiary, by any third party, including any employee or former employee of Target or any Subsidiary. Neither Target nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

               (d) Neither Target nor any Subsidiary is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

               (e) All patents, registered trademarks, service marks and copyrights held by Target or any Subsidiary are valid and existing and there is no assertion or claim (or basis therefor) challenging the validity of any Intellectual Property of Target or any Subsidiary. Target has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party. Neither the conduct of the business of Target and each Subsidiary as currently conducted or contemplated nor the manufacture, sale, licensing or use of any of the products of Target or any Subsidiary as now manufactured, sold or licensed or used, nor the use in any way of the Intellectual Property in the manufacture, use, sale or licensing by Target or any Subsidiary of any products currently proposed, infringes on or will infringe or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark or copyright of any third party. All registered trademarks, service marks and copyrights held by Target are valid and existing. To Target's knowledge, no third party is challenging the ownership by Target or any Subsidiary, or the validity or effectiveness of, any of the Intellectual Property. Neither Target nor any Subsidiary has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to the best of Target's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Target or any Subsidiary, except such as may have been commenced by Target or any Subsidiary. There is no breach or violation of or threatened or actual loss of rights under any license agreement to which Target is a party.

               (f) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

               (g) Target has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential
                                                                   ------------
Information").  Each of Target and its respective Subsidiaries has a policy
-----------
requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in Target's standard forms and all current and former employees, consultant and independent contractors of Target and each Subsidiary have executed such an agreement. All use, disclosure or appropriation of Confidential Information owned by Target or a Subsidiary by or to a third party has been pursuant to the terms of a written agreement between Target or the applicable Subsidiary and such third party. All use, disclosure or appropriation of Confidential Information not owned by

Target or a Subsidiary has been pursuant to the terms of a written agreement between Target or a Subsidiary and the owner of such Confidential Information, or is otherwise lawful.

          2.14 Environmental Matters.
               ---------------------

               (a)  The following terms shall be defined as follows:

                    (i)   "Environmental and Safety Laws" shall mean any
                           -----------------------------
federal, state or local laws, ordinances, codes, regulations, rules, policies and orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public.

                    (ii)  "Hazardous Materials" shall mean any toxic or
                           -------------------
hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum and petroleum products including crude oil and any fractions thereof; natural gas, synthetic gas, and any mixtures thereof; radon; asbestos; and any other pollutant or contaminant

                    (iii) "Property" shall mean all real property leased or
                           --------
owned by Target or its Subsidiaries either currently or in the past.

                    (iv)  "Facilities" shall mean all buildings and improvements
                           ----------
on the Property of Target or its Subsidiaries.

               (b) Target represents and warrants as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) Target and its Subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or of its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened relating to Hazardous Materials or a violation of any Environmental and Safety Laws; (v) neither Target nor its Subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or any state analog statute, arising
                                 ------
out of events occurring prior to the Closing Date; (vi) there has not been in the past, and are not now, any contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of Hazardous Materials on, under or migrating to or from the Facilities or Property (including without limitation, soils and surface and ground waters); (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls ("PCBs")
            ----
deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Target's and its Subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws; (xi) Target and its Subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits; and (xii) neither Target nor any of its Subsidiaries is liable for any off-site contamination nor under any Environmental and Safety Laws.

          2.15 Taxes.
               -----

               (a) For purposes of this Section 2.15 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                    (i)  The term "Taxes" shall mean all taxes, however
                                   -----
denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                    (ii) The term "Returns" shall mean all reports, estimates,
                                   -------
declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

               (b) All Returns required to be filed by or on behalf of Target or any Subsidiary have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Target or any Subsidiary under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Target or any Subsidiary with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target and each Subsidiary have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target or any Subsidiary with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target or that Subsidiary is contesting in good faith through appropriate proceedings. Neither Target nor any Subsidiary has been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

               (c) The amount of Target's and any Subsidiary's liabilities for unpaid Taxes for all periods through the date of the Financial Statements do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with generally accepted accounting principles ("GAAP") all liabilities for Taxes of Target and its Subsidiaries payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date. No liability for Taxes of Target or any Subsidiary has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

               (d) Acquiror has been furnished by Target true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target or any Subsidiary relating to Taxes, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including Target and its Subsidiaries for all periods since Target's and such Subsidiaries' inception.

               (e) No audit of the Returns of or including Target and its Subsidiaries by a government or taxing authority is in process, threatened or, to Target's knowledge, pending (either in writing or orally, formally or informally). No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of Target or any of its Subsidiaries, and Target has not received notice (either in writing or orally, formally or informally) nor does it expect to receive notice that it or any Subsidiary has not filed a Return or paid Taxes required to be filed or paid. Neither Target nor any Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Target, any Subsidiary or any of their respective assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target or any Subsidiary. Target and each Subsidiary have disclosed on their federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

               (f) Target and its Subsidiaries are not (nor have they ever been) parties to any tax sharing agreement. Since April 16, 1997, neither Target nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

               (g) Target is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Target is not a "consenting corporation" under Section 341(f) of the Code. Neither Target nor any Subsidiary has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Target or to such Subsidiary pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Neither Target nor any Subsidiary has agreed to, nor is it required to make, other than by reason of the Merger, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and Target and each Subsidiary will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which Target or such Subsidiary received the economic benefit prior to the Closing Date. Neither Target nor any Subsidiary is, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations ther eunder.

               (h) The Disclosure Schedule contains accurate and complete information regarding Target's and its Subsidiaries' net operating losses for federal and each state tax purposes. Target and its Subsidiaries have no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

          2.16 Employee Benefit Plans.
               ----------------------

               (a) Schedule 2.16 lists, with respect to Target, each Subsidiary of Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the
                                              ---------------
meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in
                      -----
excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section
129), life insurance or accident insurance plans, programs or arrangements,
(iii) all contracts and agreements relating to employment that provide for annual compensation in excess of $100,000 and all severance agreements, with any of the directors, officers or employees of Target or its Subsidiaries (other than, in each case, any such contract or agreement that is terminable by the Company or its Subsidiary at will or without penalty or other adverse consequence), (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target or any Subsidiary and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target or any Subsidiary of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target or any Subsidiary (together, the "Target Employee Plans").
                           ---------------------

               (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has also furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

               (c) Except as set forth in Section 2.16(c) of the Disclosure Schedule, (i) none of the Target Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Target and each Subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any Subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all material contributions required to be made by Target or any Subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Target Employee Plan is covered by, and neither Target nor any Subsidiary or ERISA Affiliate has incurred or expects to incur any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or an employee's withdrawal from, any Target Employee Plan or other retirement plan or arrangement, and no fact or event exists that could give rise to any such liability, or under Section 412 of the Code; (viii) Target and the Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, (the "WARN
                                                                        ----
Act")and no fact or event exists that could give rise to liability under such
---
act; and (ix) no compensation paid or payable to any employee of Target or any Subsidiary has been, or will be, non-deductible by reason of application of
Section 162(m) of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any Subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

               (d) With respect to each Target Employee Plan, Target and each of its United States Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and
                             -----
(ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

               (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any Subsidiary or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

               (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, any Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.

          2.17 Certain Agreements Affected by the Merger. Neither the execution
               -----------------------------------------
and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target or any of its Subsidiaries, (b) increase any benefits otherwise payable by Target, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

          2.18 Employee Matters. Target and each of its Subsidiaries are in
               ----------------
compliance in all material respects with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Target or any of its Subsidiaries under any workers compensation plan or policy or for long term disability. Neither

Target nor any of its Subsidiaries has any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no controversies pending or, to the knowledge of Target or any of its Subsidiaries, threatened, between Target or any of its Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Target. Neither Target nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor unions contract nor does Target or any of its Subsidiaries know of any activities or proceedings of any labor union or other group to organize any such employees.

          2.19   Material Contracts.
                 ------------------

                 (a) Subsections (i) through (ix) of Section 2.19(a) of the Disclosure Schedule contain a list of all contracts and agreements to which Target or any Subsidiary is a party and that are material to the business, results of operations, or condition (financial or otherwise), of Target and the Subsidiaries taken as a whole (such contracts, agreements and arrangements as are required to be set forth in Section 2.19(a) of the Disclosure Schedule being referred to herein collectively as the "Material Contracts"). Material Contracts
                                        ------------------
shall include, without limitation, the following and shall be categorized in the Disclosure Schedule as follows:

                      (i) each contract and agreement (other than routine purchase orders and pricing quotes in the ordinary course of business covering a period of less than 1 year) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to Target or any Subsidiary under the terms of which Target or any
Subsidiary: (A) paid or otherwise gave consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to pay or otherwise give consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, (C) is likely to pay or otherwise give consideration of more than $10,000 in the aggregate over the remaining term of such contract, or (D) cannot be cancelled by Target or such Subsidiary without penalty or further payment of less than $10,000;

                      (ii) each customer contract and agreement (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which Target or any Subsidiary is a party which (A) involved consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, (C) is likely to involve consideration of more than $10,000 in the aggregate over the remaining term of the contract, or (D) cannot be cancelled by Target or such Subsidiary without penalty or further payment of less than $10,000;

                      (iii) (A) all distributor, manufacturer's representative, broker, franchise, agency and dealer contracts and agreements to which Target or any Subsidiary is a party (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which Target or any Subsidiary is a party which: (1) involved consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 1999, (2) are likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 10,000, or (3) are likely to involve consideration of more than $10,000 in the aggregate over the remaining term of the contract; (iv) all management contracts with independent contractors or consultants (or similar arrangements) to which Target or any Subsidiary is a party and which (A) involved consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 1999, (B) are likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, or (C) are likely to involve consideration of more than $10,000 in the aggregate over the remaining term of the contract;

                      (iv) all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which Target or any Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which Target or any Subsidiary has imposed (or may impose) a security interest or lien on any of their respective assets, whether tangible or intangible, to secure indebtedness;

                      (vi) all contracts and agreements that limit the ability of Target or any Subsidiary or, after the Effective Time, Acquiror or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

                      (vii) all contracts and agreements between or among Target or any Subsidiary, on the one hand, and any affiliate of Target (other than a wholly owned subsidiary), on the other hand;

                      (viii) all contracts and agreements to which Target or any Subsidiary is a party under which it has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer; and

                      (ix) all other contracts or agreements (A) which are material to Target and its Subsidiaries or the conduct of their respective businesses, (B) the absence of which would have a Material Adverse Effect on Target, or (C) which are believed by Target to be of unique value even though not material to the business of Target.

               (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Target, each Target license, each Material Contract and each other material contract or agreement of Target or any Subsidiary which would not have been required to be disclosed in Section 2.19(a) of the Disclosure Schedule had such contract or agreement been entered into prior to the date of this Agreement, is a legal, valid and binding agreement, and none of the Target licenses or Material Contracts is in default by its terms or has been cancelled by the other party; Target and the Subsidiaries are not in receipt of any claim of default under any such agreement; and none of Target or any of the Subsidiaries anticipates any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Merger or otherwise. Target has furnished Acquiror with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

          2.20 Interested Party Transactions.  Neither Target nor any
               -----------------------------
Subsidiary is indebted to any director, officer, employee or agent of Target or any Subsidiary (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or any Subsidiary.

          2.21 Insurance.  Target and each of its Subsidiaries have policies
               ---------
of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target and its Subsidiaries. Each of such policies is listed on Section 2.21 of the Disclosure Schedule. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and its Subsidiaries are otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.22 Compliance With Laws.  Each of Target and its Subsidiaries has
               --------------------
complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

          2.23 Minute Books.  The minute books of Target and its Subsidiaries
               ------------
made available to Acquiror contain a complete summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target and the respective Subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.24 Complete Copies of Materials.  Target has delivered or made
               ----------------------------
available true and correct copies of each document that has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target and its Subsidiaries.

          2.25 Brokers' and Finders' Fees.  Target has not incurred, nor will
               --------------------------
it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          2.26 Vote Required.  The affirmative vote of the holders of a majority
               -------------
of the shares of Target Common Stock is the only vote of the holders of any of Target's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          2.27 Board Approval.  The Board of Directors of Target has unanimously
               --------------
(a) approved this Agreement and the Merger, (b) determined that the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders and (c) recommended that the stockholders of Target approve this Agreement and the Merger.

          2.28 Inventory.  The inventories shown on the Financial Statements or
               ---------
thereafter acquired by Target, consisted of items of a quantity and quality usable or salable in the ordinary course of business. Since December 31, 1999, Target has continued to replenish inventories in a normal and customary manner consistent with past practices. Target has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Target, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1999, due provision was made on the books of Target in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

          2.29 Accounts Receivable.
               -------------------

               (a) Target has made available to Acquiror a list of all accounts receivable of Target and each Subsidiary reflected on the Financial Statements ("Accounts Receivable") along with a range of days elapsed since invoice.
  -------------------

               (b) All Accounts Receivable of Target and its Subsidiaries arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied. No person has any lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

               (c) All of the inventories of Target and each Subsidiary reflected in the Financial Statements and Target's books and records on the date hereof were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with Target's regular inventory practices and are set forth on Target's books and records in accordance with the practices and principles of Target consistent with the method of treating said items in prior periods. None of the inventory of Target or any Subsidiary reflected on the Financial Statements or on Target's books and records as of the date hereof (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of Target reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Financial Statements conforms to GAAP and such inventory is stated at the lower of cost or net realizable value.

          2.30 Customers and Suppliers.  As of the date hereof, no customer
               -----------------------
which individually accounted for more than 5% of Target's gross revenues during the 12-month period preceding the date hereof, and no supplier of Target, has cancelled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after December 31, 1999 decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. From and after the date hereof, no customer which individually accounted for more than 5% of Target's gross revenues during the 12 month period preceding the date hereof, has cancelled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate, for any reason, including without limitation the consummation of the transactions contemplated hereby, its relationship with Target, and to Target's knowledge, no such customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its usage of the services or products of Target. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

          2.31 Third Party Consents.  Except as set forth in Section 2.31 of the
               --------------------
Disclosure Schedule, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

          2.32 No Commitments Regarding Future Products.  Target has made no
               ----------------------------------------
sales to customers that are contingent upon providing future enhancements of existing products, to add features not presently available on existing products or to otherwise enhance the performance of its existing products (other than beta or similar arrangements pursuant to which Target's customers from time to time test or evaluate products). The products Target has delivered to customers substantially comply with published specifications for such products and Target has not received material complaints from customers about its products that remain unresolved. Section 2.32 of the Disclosure Schedule accurately sets forth a complete list of products in development (exclusive of mere enhancements to and additional features for existing products).

          2.33 Vital Processing.  Target has provided to Acquiror a true,
               ----------------
complete and correct copy of an irrevocable, permanent waiver by Vital Processing, Inc. of its right of first refusal with respect to a sale of Target's minority ownership interest in GRS. Such waiver has not been amended or otherwise modified and is in full force and effect.

          2.34 SHC Direct.  Target has provided to Acquiror true, complete and
               ----------
correct copies of agreements providing that Target will purchase (a) the entire interest of SHC Direct, LLC, in Universal Value Network, LLC, (b) the entire interest of SHC Direct, LLC in SHC Venture LLC and (c) the entire interest of Vital Processing, Inc. in SHC Venture LLC (collectively, the "Repurchase
                                                              ----------
Agreements"). Such agreements have not been amended or otherwise modified and
----------
are in full force and effect. Each of such agreements is enforceable against each of the parties thereto in accordance with its terms.

          2.35 Representations Complete.  None of the representations or
               ------------------------
warranties made by Target herein or in any Schedule hereto, including the Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                 SECTION THREE

     3.   Representations and Warranties of Acquiror and Merger Sub.
          ---------------------------------------------------------

          Acquiror and Merger Sub hereby jointly and severally represent and warrant to Target as follows:

          3.1  Organization, Standing and Power.  Each of Acquiror and Merger
               --------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of Acquiror and Merger Sub, each as amended to date, to Target. Neither Acquiror nor any of its subsidiaries is in violation of any material provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

          3.2  Authority.  Acquiror and Merger Sub have all requisite corporate
               ---------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Law and Arizona Law). This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub.

          3.3  No Conflict; Required Filings and Consents.
               ------------------------------------------

               (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or their properties or assets.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror and

Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) the filing of appropriate merger documents as required by Delaware Law and Arizona Law, (ii) any filings as may be required under the Securities Act and applicable state securities laws, (iii) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.

          3.4  Acquiror Common Stock.  The shares of Acquiror Common Stock to be
               ---------------------
issued to the stockholders of Target pursuant to the Merger and this Agreement are duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The issuance of Acquiror Common Stock pursuant to the Merger will transfer to the stockholders of Target valid title to such shares of Acquiror Common Stock, free and clear of all liens, encumbrances, security interests, charges, restrictions or other similar encumbrances or defects in title.

          3.5  SEC Documents; Financial Statements.
               -----------------------------------

               (a) Acquiror has filed all forms, reports and documents required to be filed by Acquiror with the SEC since October 13, 1999, and previously has made available to the Target copies, in the form filed with the SEC, of its Quarterly Report on Form 10-Q for the period ended September 30, 1999 filed with the SEC by Acquiror, and Acquiror will have made available to Target true and complete copies of any additional documents filed with the SEC by Acquiror after the date hereof and prior to the Effective Time (collectively, the "Acquiror SEC
                                                                    ------------
Documents"). As of their respective filing dates, the Acquiror SEC Documents
---------
complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document.

               (b) The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial
                                                      ------------------
Statements") were complete and correct in all material respects as of their
----------
respective filing dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Forms 10-
Q). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

          3.6  Litigation.  There is no action, suit, proceeding or
               ----------
investigation pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror.

                                 SECTION FOUR

     4.   Additional Agreements.
          ---------------------

          4.1  Best Efforts and Further Assurances.  Each of the parties to this
               -----------------------------------
Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          4.2  Consents; Cooperation.
               ---------------------

               (a) Each of Acquiror and Target shall use its reasonable best efforts to promptly (i) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or Target or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and the Exchange Act and any other applicable federal, state or foreign securities laws.

               (b) Each of Acquiror and Target shall give or cause to be given any required notices to third parties, and use its reasonable best efforts to obtain all consents, waivers and approvals from third parties (i) necessary, proper or advisable to consummate the transactions contemplated hereunder, (ii) disclosed or required to be disclosed in the Disclosure Schedule or the Acquiror Disclosure Schedule, or (iii) required to prevent a Material Adverse Effect on Target or Acquiror from occurring prior or after the Effective Time. In the event that Acquiror or Target shall fail to obtain any third party consent, waiver or approval described in this Section 4.2(b), it shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Acquiror and Target, their respective subsidiaries and their respective businesses resulting (or which could reasonably be expected to result after the Effective Time) from the failure to obtain such consent, waiver or approval.

               (c) Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

          4.3  Public Disclosure.  Unless otherwise permitted by this Agreement,
               -----------------
Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with the NASD.

          4.4  FIRPTA.  Target shall, prior to the Closing Date, provide
               ------
Acquiror with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, which shall state that shares of capital
          ------
stock of Target do not constitute "United States real property interests" under
Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

          4.5  State Statutes.  If any state takeover law shall become
               --------------
applicable to the transactions contemplated by this Agreement, Acquiror and its Board of Directors or Target and its Board of Directors, as the case may be, shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

          4.6  Blue Sky Laws.  Target shall use its best efforts to assist
               -------------
Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

                                 SECTION FIVE

     5.   Conditions to the Merger.
          ------------------------

          5.1  Conditions to Obligations of Each Party to Effect the Merger.
               ------------------------------------------------------------
The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the

Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a)  No Injunctions or Restraints; Illegality.  No temporary
                    ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

               (b)  Governmental Approval.  Acquiror, Target and Merger Sub and
                    ---------------------
their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including, without limitation, such approvals, waivers and consents as may be required under the Securities Act and under any state securities laws.

               (c)  Tax Opinion.  Acquiror and Target shall have received
                    -----------
written opinions of Acquiror's legal counsel and Target's legal counsel, respectively, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Acquiror, Merger Sub and Target and certain stockholders of Target.

               (d)  Escrow Agreement.  Acquiror, Target, Escrow Agent and the
                    ----------------
Stockholders' Representative (as defined in Section 6 below) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit F.

          5.2  Additional Conditions to Obligations of Target.  The obligations
               ----------------------------------------------
of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

               (a) Representations, Warranties and Covenants. (i) Each of the representations and warranties of Acquiror and Merger Sub in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Acquiror and Merger Sub in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

               (b)  Certificates of Acquiror.
                    ------------------------

                    (i)    Compliance Certificate of Acquiror. Target shall have
                           ----------------------------------
been provided with a certificate executed on behalf of Acquiror by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 5.2(a) above has been satisfied with respect to Acquiror.

                    (ii)   Certificate of Secretary of Acquiror. Target shall
                           ------------------------------------
have been provided with a certificate executed by the Secretary or Assistant Secretary of Acquiror certifying:

                          (A) Resolutions duly adopted by the Board of Directors
of Acquiror authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                         (B) the incumbency of the officers of Acquiror
executing this Agreement and all agreements and documents contemplated hereby.

               (c)  Certificates of Merger Sub.
                    --------------------------

                    (i)   Compliance Certificate of Merger Sub. Target shall
                          ------------------------------------
have been provided with a certificate executed on behalf of Merger Sub by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 5.2(a) above has been satisfied with respect to Merger Sub.

                    (ii)  Certificate of Secretary of Merger Sub. Target shall
                          --------------------------------------
have been provided with a certificate executed by the Secretary or Assistant Secretary of Merger Sub certifying:

                          (A) Resolutions duly adopted by the Board of Directors
and the sole stockholder of Merger Sub authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                          (B) the incumbency of the officers of Merger Sub
executing this Agreement and all agreements and documents contemplated hereby.

               (d)  Legal Opinion. Target shall have received a legal opinion
                    -------------
from Acquiror's legal counsel in the form approved by Target.

               (e)  Good Standing. Target shall have received a certificate or
                    -------------
certificates of the Secretary of State of the State of Delaware and any applicable franchise tax authority of such state, certifying as of a date no more than three business days prior to the Effective Time that each of Acquiror and Merger Sub has filed all required reports, paid all required fees and taxes and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

          5.3  Additional Conditions to the Obligations of Acquiror and Merger
               ---------------------------------------------------------------
Sub. The obligations of Acquiror and Merger Sub to consummate and effect this
---
Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

               (a)  Representations, Warranties and Covenants. (i) Each of the
                    -----------------------------------------
representations and warranties of Target in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Target in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

               (b)  No Material Adverse Changes. There shall not have occurred
                    ---------------------------
any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target and its subsidiaries, taken as a whole.

               (c)  Certificates of Target.
                    ----------------------

                    (i)   Compliance Certificate of Target. Acquiror and Merger
                          --------------------------------
Sub shall have been provided with a certificate executed on behalf of Target by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 5.3(a) and (b) above has been satisfied.

                    (ii)  Certificate of Secretary of Target. Acquiror and
                          ----------------------------------
Merger Sub shall have been provided with a certificate executed by the Secretary of Target certifying:

                          (A) Resolutions duly adopted by the Board of Directors
and all of the stockholders of Target authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                          (B) the Articles of Incorporation and Bylaws of
Target, as in effect immediately prior to the Effective Time, including all amendments thereto; and

                          (C) the incumbency of the officers of Target executing
this Agreement and all agreements and documents contemplated hereby.

               (d)  Third Party Consents. Acquiror shall have been furnished
                    --------------------
with evidence satisfactory to it that Target has obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties whose consent or approval are required in connection with the Merger as set forth in Sections 4.2(a) and (c).

               (e)  Injunctions or Restraints on Merger and Conduct of Business.
                    -----------------------------------------------------------
No proceeding brought by any administrative agency or commission of other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

               (f)  Legal Opinion. Acquiror shall have received a legal opinion
                    -------------
from Target's legal counsel, in the form approved by Acquiror.

               (g)  FIRPTA Certificate. Target shall, prior to the Closing Date,
                    ------------------
provide Acquiror with a properly executed FIRPTA Notification Letter and a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger, as set forth in Section 4.4 above.

               (h)  Stockholder Agreements. Acquiror shall have received from
                    ----------------------
all of the holders of the Target Common Stock outstanding immediately prior to the Effective Time, duly executed and delivered Stockholder Agreements in substantially the form attached hereto as Exhibit J.

               (i)  Resignation of Directors and Officers. Acquiror shall have
                    -------------------------------------
received letters of resignation from each of the directors and officers of Target in office immediately prior to the Effective Time, which resignations in each case shall be effective as of the Effective Time.

               (j)  Non-Competition Agreements. Each of David E. Shein, Ralph
                    --------------------------
Larsson, Richard E. Mulhern and John J. Cresto shall have executed a Non-Competition Agreement substantially in the form attached hereto as Exhibit H.

               (k)  Employment Agreements. Each of Frank Scognamillo, Stephen
                    ---------------------
Galasso and Alan Borg shall have executed an Employment Agreement substantially in the form attached hereto as Exhibit G.

               (l)  Indemnity Agreements. All holders of Target Common Stock
                    --------------------
outstanding immediately prior to the Effective Time shall have executed the form of Indemnity Agreement attached hereto as Exhibit K.

               (m)  Consummation of SHC Direct Purchases. Target shall have
                    ------------------------------------
completed the purchase of all of the ownership interests of SHC Direct, LLC in each of Universal Value Network LLC and SHC Venture LLC, subject only to the issuance of 58,000 shares of Acquiror Common Stock to SHC Direct, LLC.

               (n)  Consummation of Vital Processing Purchase. Target shall have
                    -----------------------------------------
completed the purchase of the entire ownership interest of Vital Processing in SHC Venture LLC.

               (o)  Business Management Agreement. GRS and Vital Processing
                    -----------------------------
Services shall have executed and delivered to Acquiror an agreement granting Acquiror certain business management rights in the customer loyalty program markets in a form acceptable to Acquiror.

               (p)  Buy-Sell Agreement. Each of the parties to the Buy-Sell
                    ------------------
Agreement dated March 31, 1998, between Target and the stockholders of Target shall have agreed in writing to terminate such agreement in connection with the transactions contemplated hereby.

               (q)  Hart-Scott-Rodino Compliance. Target shall have delivered to
                    ----------------------------
Acquiror such certificates and information as Acquiror may require to confirm that no filings are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the transactions contemplated by this Agreement.

                                  SECTION SIX

     6.   Escrow and Indemnification.
          --------------------------

          6.1  Survival of Representations and Warranties. All covenants to be
               ------------------------------------------
performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger.

          6.2  Escrow Fund. As soon as practicable after the Effective Time, a
               -----------
portion of the Acquiror Common Stock to be issued in the Merger at the Closing shall, without any act of any stockholder of Target, be registered in the name of, and be deposited with, American Stock Transfer and Trust Corporation (or other institution selected by Acquiror with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit to constitute the escrow fund
                   ------------
(the "Escrow Fund") and to be governed by the terms set forth herein and in the
      -----------
Escrow Agreement attached hereto as Exhibit F (the "Escrow Agreement").  As soon
                                    ---------       ----------------
as practicable after the Effective Time, fifteen percent (15%) of the shares of Acquiror Common Stock that each Target stockholder is entitled to receive in the Merger on the Closing Date in exchange for the Target Common Stock (the "Initial
                                                                         -------
Escrow Shares" and, together with the New Shares (as defined below in Section
-------------
6.6(a)), the "Escrow Shares") shall be deposited by Acquiror into the Escrow
              -------------
Fund. In the event that any Damages (as defined below) arise, the Escrow Fund shall be available to compensate the Indemnified Persons (defined below) pursuant to the indemnification obligations of the stockholders of the Target pursuant to Section 6.3 and in accordance with the Escrow Agreement.

          6.3  Indemnification.
               ---------------

               (a)  Indemnified Damages. Subject to the limitations set forth in
                    -------------------
this Section 6, from and after the Effective Time, the former stockholders of Target shall protect, defend, indemnify and hold harmless Acquiror and the Surviving Corporation and their respective affiliates, officers, directors, employees, representatives and agents (Acquiror, Surviving Corporation and each of the foregoing persons or entities is hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and
    ------------------                       -------------------
against any and all losses, costs, damages, liabilities, fees (including without limitation attorneys' fees) and expenses (collectively, the "Damages"), that any
                                                             -------
of the Indemnified Persons incurs or reasonably anticipates incurring by reason of or in connection with any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of Target contained in this Agreement, including any exhibits or schedules attached hereto, and the Certificate of Merger, which becomes known to Acquiror including, without limitation, (i) any operating expenses of Target or any Subsidiary prior to the Closing Date that were not included in the determination of the Total Consideration pursuant to Exhibit D and (ii) any unscheduled obligations required to be paid by Target to SHC Direct, LLC pursuant to Section 2 of that certain SHC Venture LLC Membership Interest Purchase Agreement dated the date hereof. Damages in each case shall be net of the amount of any insurance proceeds and indemnity and contribution actually recovered by Acquiror or the Surviving Corporation.

               (b)  Exclusive Contractual Remedy and Limitations. Acquiror, the
                    --------------------------------------------
former stockholders of Target and Target each acknowledge that Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total consideration Acquiror would have agreed to pay in connection with the Merger. The maximum liability of any former holder of the Target Common Stock for any breach of a representation, warranty or covenant of the Target shall be limited to the number of Escrow Shares in the Escrow Fund in which such holder has an interest; provided, however, that nothing herein shall limit the liability of any officer, director or stockholder of Target for such person's or entity's fraud or intentional misrepresentation.

          6.4  Damages Payments. Notwithstanding the foregoing, Acquiror may not
               ----------------
receive any compensation for damages unless and until a certificate signed by an officer of Acquiror (an "Officer's Certificate") identifying Damages has been
                         ---------------------
delivered to the Escrow Agent (or to the Stockholder's Representative if following the Escrow Period), in which case Acquiror shall receive Escrow Shares (or cash if following the termination of the Escrow Period) equal in value to the full amount of such Damages without deduction. For purposes hereof, the value of the Escrow Shares shall be the average closing price of the Acquiror's Common Stock shares (as quoted on NASDAQ as reported in The Wall Street Journal) for the ten trading days immediately prior to the date any claim by an Indemnified Party is paid. In determining the amount of any Damages attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Acquiror shall be disregarded.

          6.5  Escrow Period. Subject to the following requirements, the Escrow
               -------------
Fund shall remain in existence until the date that is twelve (12) months after the Effective Time (the "Escrow Period"). Upon the expiration of the Escrow
                         -------------
Period, the Escrow Fund shall terminate with respect to all Escrow Shares; provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Acquiror, subject to the objection of the Stockholders' Representative (as defined in Section 6.8 below) and the subsequent arbitration of the claim in the manner provided in the Escrow Agreement, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to the end of the Escrow Period shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the stockholders of Target all Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Shares to the stockholders of Target pursuant to this Section 6.5 and the Escrow Agreement shall be made in proportion to their respective original contributions to the Escrow Fund.

          6.6  Distributions; Voting.
               ---------------------

               (a) Any shares of Acquiror Common Stock or other equity securities issued or distributed by Acquiror (including shares issued upon a stock split) ("New Shares") in respect of the Escrow Shares that have not been
               ----------
released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. When and if cash dividends on Escrow Shares in the Escrow Fund shall be declared and paid, they shall be retained in escrow pending final distribution of the Escrow Fund and will not be immediately distributed to the beneficial owners of the Escrow Shares. Such dividends will become part of the Escrow Fund and will be available to satisfy Damages. The beneficial owners of the Escrow Shares shall pay any taxes on such dividends.

               (b) Each stockholder of Target shall have voting rights with respect to that number of Escrow Shares contributed to the Escrow Fund on behalf of such stockholder (and on any voting securities added to the Escrow Fund in respect of such Escrow Shares) so long as such Escrow Shares or other voting securities are held in the Escrow Fund. As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the stockholders of Target having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to such stockholders. Acquiror shall show the Acquiror Common Stock contributed to the Escrow Fund as issued and outstanding on its balance sheet.

          6.7  Method of Asserting Claims. All claims for indemnification by any
               --------------------------
Indemnified Person pursuant to this Section 6 shall be made in accordance with the provisions of the Escrow Agreement.

          6.8  Representative of the Stockholders; Power of Attorney. In the
               -----------------------------------------------------
event that the Merger is approved by the requisite stockholders, effective upon such vote, and without further act of any stockholder, a committee (the "Committee") of Frank Scognamillo, David Shein and John Cresto shall be
 ---------
appointed as agents and attorneys-in-fact (collectively, the "Stockholders'
                                                              ------------
Representative") for each stockholder of Target, for and on behalf of
--------------
stockholders
of Target, to give and receive notices and communications on behalf of Target stockholders, to enter into and perform the Escrow Agreement, to authorize delivery to Acquiror of Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Acquiror or any other Indemnified Person, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Stockholders' Representative for the accomplishment of the foregoing. The Stockholders' Representative shall act by vote or written action or consent of a majority of the members of the Committee.

                                 SECTION SEVEN

     7.   General Provisions.
          ------------------

          7.1  Notices. Any notice required or permitted by this Agreement shall
               -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

               (a)  if to Acquiror or Merger Sub, to:
                    Netcentives Inc.
                    690 Fifth Street
                    San Francisco, CA 94107
                    Attention: Executive Vice President, Operations, and Chief Financial Officer
                    Facsimile No.: (415) 538-1889
                    Telephone No.: (415) 836-6536

                    with a copy to:

                    Orrick, Herrington & Sutcliffe LLP
                    400 Sansome Street
                    San Francisco, CA 94111
                    Attention: Dora Mao, Esq.
                    Facsimile No.: (415) 773-5759
                    Telephone No.: (415) 773-5628

               (b)  if to Target, to:
                    UVN Holdings, Inc.
                    4820 South Mill Avenue, Suite 102
                    Tempe, AZ 85282
                    Attention: President
                    Facsimile No.: (480) 755-3575
                    Telephone No.: (480) 755-0909
                    with a copy to:

                    McBride Baker & Coles
                    500 West Madison Street
                    Chicago, IL 60661
                    Attention: John Cresto, Esq.
                    Facsimile No.: (312) 993-9350
                    Telephone No.: (312) 715-5734

          7.2  Interpretation. When a reference is made in this Agreement to
               --------------
Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and
                                                 -------    --------
"including" when used herein shall be deemed in each case to be followed by the
 ---------
words "without limitation." The phrase "made available" in this Agreement shall
       ------------------               --------------
mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless
----------------------    ---------------
the context otherwise requires, shall be deemed to refer to March 3, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          7.3  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          7.4  Entire Agreement; Nonassignability; Parties in Interest. This
               -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a) and (e), 1.7, 1.8, 1.12; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

          7.5  Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          7.6  Remedies Cumulative. Except as otherwise provided herein, any and
               -------------------
all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          7.7  Governing Law. This Agreement and all acts and transactions
               -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of San Francisco County, California.

          7.8  Rules of Construction. The parties hereto agree that they have
               ---------------------
been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          7.9  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this
Section 7.9 shall be binding upon the parties and their respective successors and assigns.

                           [Signature Page Follows]

          Target, Acquiror and Merger Sub have executed this Agreement as of the date first written above.

                                        TARGET

                                        UVN HOLDINGS, INC.


                                        By: /s/ Frank Scognamillo
                                            --------------------------------

                                        Name: Frank Scognamillo
                                              ------------------------------
                                                            (Print)
                                        Title: President
                                               -----------------------------

                                        Address: 13630 S. Canyon Drive
                                                 ---------------------------
                                                 Phoenix, AZ 85048
                                                 ---------------------------


                                        ACQUIROR

                                        NETCENTIVES INC.


                                        By: /s/ John F. Longinotti
                                            --------------------------------

                                        Name: John F. Longinotti
                                              ------------------------------
                                                            (Print)
                                        Title: Executive VP, Operations, and CFO
                                               ---------------------------------

                                        Address: 690 Fifth Street
                                                 ---------------------------
                                                 San Francisco, CA 94107
                                                 ---------------------------


                                        MERGER SUB:

                                        BROWN DOG ACQUISITION CORP.


                                        By: /s/ John F. Longinotti
                                            --------------------------------

                                        Name: John F. Longinotti
                                              ------------------------------
                                                            (Print)
                                        Title: Secretary
                                               -----------------------------

                                        Address: 690 Fifth Street
                                                 ---------------------------
                                                 San Francisco, CA 94107
                                                 ---------------------------

                                   EXHIBIT A

                             CERTIFICATE OF MERGER

                                                                       EXHIBIT A

                             CERTIFICATE OF MERGER
                of Brown Dog Acquisition Corporation (Delaware)
                                     into
                         UVN Holdings, Inc. (Arizona)
                            (Under Section 252(c))

     1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

          Name                                         State of Incorporation

          Brown Dog Acquisition Corporation                  Delaware
          UVN Holdings, Inc.                                 Arizona

     2. An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252(c) of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation of the merger is UVN Holdings, Inc.

     4. The certificate of incorporation of the constituent Arizona corporation, UVN Holdings, Inc., is and shall be the certificate of incorporation of the surviving corporation.

     5. The executed agreement and plan of merger is on file at an office of UVN Holdings, Inc., the surviving corporation. The address of the office of the surviving corporation at which the agreement of merger is filed is 4820 South Mill Avenue, Suite 102, Tempe, Arizona 85282.

     6. A copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     7. The name and authorized capital stock of the constituent corporation that is not a Delaware corporation are as follows:

     Name                                       Authorized Capital Stock
     ----                                       ------------------------

     UVN Holdings, Inc.                         10,000 Shares of Common Stock,
                                                no par value

     8. UVN Holdings, Inc. agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of the State of Delaware, as well as for enforcement of any obligation of UVN Holdings, Inc. arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law. UVN Holdings, Inc. irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware shall be 4820 South Mill Avenue, Suite 102, Tempe, Arizona 85282.

     IN WITNESS WHEREOF, UVN Holdings, Inc. has caused this Certificate to be signed by Frank Scognamillo, its President, and David Shein, its Secretary, this _____ day of March, 2000.


                                        UVN Holdings, Inc.

                                        By:_______________________
                                             President

                                        By:_______________________
                                             Secretary

                                   EXHIBIT B

                                PLAN OF MERGER

                                                                       EXHIBIT B

                                PLAN OF MERGER
                                --------------

     This Plan of Merger (this "Plan") is made and effective as of March__, 2000, by and between UVN Holdings, Inc., an Arizona corporation ("UVN"), and Brown Dog Acquisition Corporation, a Delaware Corporation ("Brown Dog"), and shall constitute a "plan of merger" as described in A.R.S. (S) 10-1101.B.


                                   RECITALS
                                   --------

     A. UVN was incorporated on April 4, 1997, under the laws of the State of Arizona. As of the date set forth above, its sole authorized capital stock consists of 10,000 shares of no par value common stock, of which 9,600 shares are issued and outstanding as of the date set forth above. All issued and outstanding shares of such common stock are owned by those shareholders of UVN described on the attached Exhibit "A" (the "Shareholders"), in accordance with
                          -----------
the shareholdings as set forth on the attached Exhibit "A".
                                               ----------

     B. Brown Dog was incorporated on March 1, 2000, under the laws of the State of Delaware. As of the date set forth above, its sole authorized capital stock consists of 1,000 shares of $0.01 par value common stock, of which 1,000 shares are issued and outstanding as of the date set forth above. All issued and outstanding shares of such common stock are owned by Netcentives Inc., a Delaware corporation ("Netcentives").

     C. The boards of directors of Brown Dog and UVN have determined that it is advisable and in the best interests of each of the parties that Brown Dog merge into UVN in a transaction qualifying as a reorganization under I.R.C (S) 368(a)(1), under the terms and conditions set forth in this Plan, and pursuant to the laws of the State of Arizona and the State of Delaware. The boards of directors of each company, the Shareholders and Netcentives have adopted resolutions authorizing the adoption and execution of this Plan.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, Brown Dog and UVN agree to merge on the terms and conditions set forth below.

     1. Brown Dog shall merge with and into UVN, and UVN shall continue as the surviving corporation. Upon the merger of Brown Dog into UVN (the "Merger") on the Effective Date, as defined in Section 2, below, the separate existence of Brown Dog shall cease, and UVN and Brown Dog shall become a single corporation. The corporate identity, existence, purposes, rights, privileges, powers, franchises and immunities of UVN shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, rights, privileges, powers, franchises and immunities of Brown Dog shall be merged into UVN and UVN shall be fully vested therewith.

          2. Upon satisfaction of all conditions precedent to the consummation of the Merger, as contemplated by this Plan, Articles of Merger shall be filed in the office of the Arizona Corporation Commission pursuant to the provisions of A.R.S. (S) 10-1105, and a Certificate of Merger shall be filed with the Delaware Secretary of State in accordance with the provisions of the Delaware General Corporation Law. The date of the last such filing shall be referred to in this Plan as the "Effective Date;" provided that UVN and Brown Dog intend that the filings shall be made concurrently with the offices of the Arizona Corporation Commission and the Delaware Secretary of State, and that the Effective Date shall occur not later than March 3, 2000.

          3. On the Effective Date, the Articles of Incorporation and Bylaws of UVN, as in effect immediately prior to the Effective Date, shall continue to be the Articles of Incorporation and Bylaws of UVN, as the surviving corporation, and shall not be changed or affected in any respect.

          4. By virtue of the Merger and without any action on the part of Brown Dog, UVN or any of their respective shareholders, the following shall occur on the Effective Date.

               a. All of the issued and outstanding shares of common stock of UVN (the "UVN Common Stock") issued and outstanding immediately prior to the Effective Date (other than shares to be canceled pursuant to Section 4(b)) shall be converted and exchanged for that number of shares of Netcentives common stock as shall be determined in accordance with the calculations set forth with respect to the UVN Common Stock set forth on Exhibit "B" attached hereto (the
                                             -----------
"Exchange Ratio"). All shares of UVN Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of UVN Common Stock shall cease to have any rights with respect thereto.

               b. At the Effective Date, all shares of UVN Common Stock that are owned by UVN as treasury stock immediately prior to the Effective Date shall be canceled and extinguished without any conversion thereof.

               c. At the Effective Date, each share of Common Stock of Brown Dog ("Brown Dog Common Stock") issued and outstanding immediately prior to the Effective Date shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of UVN. Each stock certificate of Brown Dog evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of UVN.

               d. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Netcentives common stock or UVN Common Stock), reorganization, recapitalization or other like change with respect to Netcentives common stock or UVN Common Stock occurring after the date of this Plan and prior to the Effective Date.

               e. No fraction of a share of Netcentives common stock will be issued, but in lieu thereof each holder of shares of UVN Common Stock who would otherwise be entitled to a fraction of a share of Netcentives Common Stock (after aggregating all fractional shares of Netcentives Common Stock to be received by such holder) shall receive an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $52.00.

          5.   On the Effective Date:

               a. UVN shall, without any other transfer, succeed to and possess all of the rights, privileges, powers, franchises and immunities both of a public and private nature and shall be subject to all of the restrictions, debts, liabilities and duties of Brown Dog.

               b. The rights, privileges, powers, franchises and immunities of Brown Dog, and all property, real, personal and mixed, of Brown Dog shall be vested in UVN, and all debts due or belonging to Brown Dog shall be assumed by UVN. By virtue of the Merger, UVN will acquire all of the assets of Brown Dog.

               c. Title to any real estate and to any other property vested by deed or otherwise in Brown Dog shall not revert or be in any way impaired by reason of the Merger or the statutes providing therefor; provided, however, that all rights of creditors and all liens upon the property of Brown Dog shall be preserved unimpaired, and all debts, liabilities and duties of Brown Dog shall attach to UVN and may be enforced against it to the same extent as if they had been incurred or contracted by UVN. After the Effective Date, UVN and the former directors and officers of Brown Dog shall each execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title to the properties, assets and rights of Brown Dog in UVN or to otherwise carry out the purposes of this Plan, and the former officers and directors of Brown Dog shall and will do all such acts and thing to accomplish the intent of this Plan which UVN may reasonably request.

          6.   UVN represents, warrants and covenants with Brown Dog as follows:

               a. UVN is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and has all necessary power to own its properties and assets and to carry on its business as now conducted.

               b. The execution and delivery of this Plan by UVN has been duly approved and authorized by all necessary corporate action and such Plan is enforceable against UVN, subject only to obtaining authorization of the Plan by the Shareholders of UVN, and the execution of this Plan by UVN will not violate the provisions of or constitute a breach or default under UVN's Articles of Incorporation, Bylaws, or any material agreement to which UVN is a party.

          c. UVN will take all action necessary or appropriate to consummate the Merger.

     7.   Brown Dog represents, warrants and covenants with UVN as follows:

          a. Brown Dog is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power to own its properties and assets and to carry on its business as now conducted.

          b. The execution and delivery of this Plan by Brown Dog have been duly authorized by all necessary corporate action and such Plan is enforceable against Brown Dog, subject only to obtaining approval of the Plan by Netcentives, and the execution of this Plan by Brown Dog will not violate the provisions of or constitute a breach or default under Brown Dog's Certificate of Incorporation, Bylaws or any material agreement to which Brown Dog is a party.

          c. Brown Dog will take all action necessary or appropriate to consummate the Merger.

          d. Brown Dog has and will have issued and outstanding as of the Effective Date 1,000 shares of its common capital stock, which shares are duly and validly authorized and issued, fully paid and nonassessable. Brown Dog has and will have, as of the Effective Date, no other class of stock authorized, issued or outstanding.

          e. Brown Dog has filed with the United States and the State of Arizona all income tax returns and other returns and reports required by law to be filed.

          f. The minute books of Brown Dog have been delivered to UVN and accurately reflect all material actions taken as of the date set forth above by its shareholders, Board of Directors and committees of the Board of Directors, and contain true and accurate copies of Brown Dog's Certificate of Incorporation, Bylaws and other charter documents.

          g. Brown Dog will not incur or agree to incur any obligation or liability, absolute or contingent, except such liabilities as would be incurred in the ordinary course of Brown Dog's business and consistent with sound business practice.

     8. The obligations of the parties to proceed with the Merger shall be subject to the following conditions:

          a. The holders of at least a majority of the outstanding shares of each class of stock of Brown Dog and UVN entitled to vote on such matters shall have voted in favor of the Merger of Brown Dog into UVN pursuant to the terms of this Plan.

                    b. There shall be no order in effect of any court or administrative or governmental authority which prohibits the performance of this Plan or the consummation of the Merger.

               9. UVN and Brown Dog shall take or cause to be taken all actions, or do or cause to be done all things necessary, proper or advisable under the laws of the State of Arizona or the State of Delaware to make the Merger effective, subject however to the appropriate vote or consent of the Shareholders of UVN and Netcentives in accordance with the laws of the State of Arizona and the State of Delaware.

               10. At any time prior to the Effective Date, this Agreement may be terminated by the board of directors of either party.

               Executed as of the date set forth above.

"Brown Dog"                      BROWN DOG ACQUISITION CORPORATION, a
                                 Delaware corporation


                                 By
                                   ----------------------------------------
                                   Its:  CEO
                                       ------------------------------------



                                 By
                                   ----------------------------------------
                                   Its:  Secretary
                                       ------------------------------------

"UVN"                            UVN HOLDINGS, INC., an Arizona corporation



                                 By
                                   ----------------------------------------
                                   Its:  President
                                       ------------------------------------



                                 By
                                   ----------------------------------------
                                   Its:  [ILLEGIBLE]
                                       ------------------------------------

                                   EXHIBIT C

                              ARTICLES OF MERGER

                                                                       EXHIBIT C

                              ARTICLES OF MERGER
                                      OF
                              UVN HOLDINGS, INC.
                                     AND
                       BROWN DOG ACQUISITION CORPORATION


     THESE ARTICLES OF MERGER are adopted and shall be delivered to the Arizona Corporation Commission for filing pursuant to Arizona Revised Statutes ("ARS")
(S)(S) 10-1101, 10-1105 and 10-1107 by UVN Holdings, Inc., an Arizona corporation, formerly known as Universal Value Network, Inc. ("Surviving Corporation"), and Brown Dog Acquisition Corporation, a Delaware corporation ("Merging Corporation").

                                   ARTICLE I
                                   ---------

     The Surviving Corporation is duly organized and validly existing under the laws of the State of Arizona, having been incorporated on April 4, 1997. The Merging Corporation in duly organized and validly existing under the laws of the State of Delaware, having been incorporated on March 1, 2000.

                                  ARTICLE II
                                  ----------

     A Plan of Merger has been filed with the Arizona Corporation Commission concurrently herewith, and contains the terms and conditions of this merger, as required by ARS (S) 10-1101.B. The boards of directors of both the Merging Corporation and the Surviving Corporation unanimously approved the Plan of Merger.

                                  ARTICLE III
                                  -----------
     The merger described in the Plan of Merger is permitted by the laws of the State of Delaware, under whose law the Merging Corporation is incorporated, and the Merging Corporation has complied with the laws of the State of Delaware in effecting the merger described herein.

                                  ARTICLE IV
                                  ----------

     The name and address of the known place of business of the Surviving Corporation is 4820 South Mill Avenue, Suite 102, Tempe, Arizona 85282.

                                   ARTICLE V
                                   ---------

          The name and address of the statutory agent of the Surviving Corporation is Werner J. Meyer, 101 North First Avenue, Suite 2700, Phoenix, Arizona 85003.

                                  ARTICLE VI
                                  ----------

          As to the Merging Corporation and the Surviving Corporation, the designation, number of shares outstanding and the number of votes entitled to be cast by each voting group entitled to vote on such Plan of Merger, are as follows:

                         Number of      Designation
                         Shares             of              Number of Votes
Name of Corporation      Outstanding      Class             Entitled to be Cast
-------------------      -----------    -----------         -------------------

UVN Holdings, Inc.        9,600         Common                    9,600


Brown Dog Acquisition     1,000         Common                    1,000
  Corporation


                                  ARTICLE VII
                                  -----------

          As to the Merging Corporation and the Surviving Corporation, the total number of votes cast for and against such Plan of Merger by each voting group entitled to vote separately thereon, respectively, are as follows:


                         Total          Total               Designation
Name of                  Shares         Shares              of
Corporation              Voted for      Voted Against       Class
-----------              ---------      -------------       -----------

UVN Holdings, Inc.        9,600             0                Common


Brown Dog Acquisition
 Corporation              1,000             0                Common

DATED: March ________ 2000.

"Merging Corporation"              Brown Dog Acquisition Corporation, a
                                   Delaware corporation


                                   By
                                      --------------------------------
                                    Its: CEO
                                         -----------------------------

                                   By
                                      --------------------------------
                                    Its: Secretary
                                         -----------------------------


"Surving Corporation"              UVN Holdings, Inc. an Arizona corporation

                                   By
                                      ----------------------------------
                                    Its: President
                                         -------------------------------

                                   By
                                      ----------------------------------
                                    Its: Asst. Secretary
                                         -------------------------------

                                   EXHIBIT D

                                EXCHANGE RATIO

          The Exchange Ratio shall be calculated by dividing the "Total Netcentives Shares" by the "Total UVN Shares." The "Total Netcentives Shares"
                                                     ------------------------
shall be calculated by dividing the "Vested Consideration" by $52.00. The "Total UVN Shares" shall equal 9,600.
 ----------------

          The "Vested Consideration" shall equal 85% of the "Total
               --------------------
Consideration."  The "Total Consideration" shall equal twenty-nine million
                      -------------------
dollars ($29,000,000) minus (a) the "Repurchase Cost," (b) all expenses in excess of $50,000 incurred by Target in connection with the preparation for and consummation of the transactions contemplated by this Agreement and (c) the amount of all existing known liabilities of Target and the Subsidiaries at the Effective Time.

          The "Repurchase Cost" shall equal $5,317,323.92.

                                   EXHIBIT E

                                 VESTING TERMS

          If for the period from January 1, 2000 through December 31, 2000, the "Net Revenues" of Target and its wholly-owned subsidiaries generated from any loyalty programs using the Momentum System, including the United Airlines and Delta Airlines programs and any new programs that are implemented (collectively, the "Programs") are at least $3,500,000, then 50% of the Unvested Consideration
     --------
will be paid to the Target stockholders on March 1, 2001.

          If for the period from January 1, 2001 through December 31, 2001, the "Net Revenues" of Target and its wholly-owned subsidiaries generated from any Programs are at least $5,273,000, then any remaining Unvested Consideration will be paid to the Target stockholders on March 1, 2002.

          "Net Revenues" shall mean gross revenues minus the actual cost of the
           ------------
rewards granted or accrued under the Programs, as recorded by Acquiror in accordance with generally accepted accounting principles.

          If the Net Revenues from the Programs are at least 70% of the required amounts in either period, then the amount of the Unvested Consideration shall be pro-rated. For example, if Net Revenues are 82% of the required amount, then 82% of the Unvested Consideration payable for the applicable period will be paid. If the Net Revenues are only 69% of the required amount for any period, none of the Unvested Consideration will be paid with respect to such period.

          In addition, if the Net Revenues are at least 120% of the required amount for the period ended December 31, 2000, then 120% of the Unvested Consideration otherwise payable for such period will be paid to Target stockholders with respect to that period, and the remaining Unvested Consideration may be earned for the following period. In no event will the aggregate Unvested Consideration exceed 48,888 shares of Acquiror Common Stock.

                                   EXHIBIT F

                               ESCROW AGREEMENT

                                                                       EXHIBIT F

                               ESCROW AGREEMENT

     This Escrow Agreement (the "Agreement") is entered into as of March 3,
                                 ---------
2000, by and among Netcentives Inc., a Delaware corporation (the "Acquiror"),
                                                                  --------
UVN Holdings, Inc., an Arizona corporation (the "Target"), a committee (the
                                                 ------
"Committee") of Frank Scognamillo, David Shein and John Cresto (collectively,
 ---------
the "Stockholders' Representative") and American Stock Transfer & Trust Company
     ----------------------------
(the "Escrow Agent").
      ------------

                                   RECITALS

     Acquiror, Brown Dog Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Acquiror (the "Merger Sub"), and Target have entered
                                          ----------
into an Agreement and Plan of Merger dated as of March 3, 2000 (the "Merger
                                                                     ------
Agreement"), pursuant to which Acquiror will acquire Target through the
---------
statutory merger of Merger Sub with and into Target (the "Merger").  The Merger
                                                          ------
Agreement provides that the escrow fund provided for hereby will secure the indemnification obligations of Target Stockholders (defined below) to the Acquiror, the surviving corporation in the Merger (the "Surviving Corporation")
                                                        ---------------------
and each of their respective affiliates, officers, directors, employees, representatives and agents under the Merger Agreement, on the terms and conditions set forth herein. Pursuant to the Merger Agreement, Target Stockholders will receive shares of common stock of Acquiror ("Acquiror Common
                                                               ---------------
Stock"), a portion of which is to be deposited into the escrow fund provided for
-----
hereby. The parties desire to establish the terms and conditions pursuant to which such escrow fund will be established and maintained.

                                   AGREEMENT

     The parties agree as follows:

     1.   Defined Terms. Capitalized terms used in this Agreement and not
          -------------
otherwise defined shall have the meanings given them in the Merger Agreement.

     2.   Consent of Target Stockholders.  By virtue of the approval by the
          ------------------------------
stockholders of Target immediately prior to the Effective Time ("Target
                                                                 ------
Stockholders") of the Merger Agreement and the exhibits thereto and the
------------
execution and delivery of an Indemnity Agreement by each Target Stockholder pursuant to the Merger Agreement, Target Stockholders have consented to: (a) the establishment of the Escrow Fund (as defined below) to secure the indemnification obligations of Target Stockholders under Section 6 of the Merger Agreement, (b) the appointment of Stockholders' Representative as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each Target Stockholder with respect to the subject matter of this Agreement, and the taking by Stockholders' Representative of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement and (c) all of the other terms, conditions and limitations set forth in this Agreement.

     3.   Escrow and Indemnification.
          --------------------------

          (a)  Escrow Fund. As soon as practicable after the Effective Time,
               -----------
Acquiror shall deposit with the Escrow Agent: 41,554.8373 shares of Acquiror Common Stock registered in the name of Escrow Agent, which is equal to fifteen percent (15%) of the shares of Acquiror Common Stock that each Target Stockholder is entitled to receive in the Merger, pursuant to Section 1.6(a) of the Merger Agreement (the "Initial Escrow Shares"). In addition, from time to
                           ---------------------
time thereafter, Acquiror shall deposit with Escrow Agent additional shares of Acquiror Common Stock or other equity securities issued or distributed by Acquiror (including shares issued upon a stock split) in respect of the Initial Escrow Shares (the "New Shares" and, together with the Initial Escrow Shares,
                    ----------
the "Escrow Shares") subject to and in accordance with Section 6.6 of the Merger
     -------------
Agreement. When and if cash dividends on Escrow Shares in the Escrow Fund (the "Escrow Cash") shall be declared and paid, they shall be retained in escrow
 -----------
pending final distribution of the Escrow Fund and will not be immediately distributed to the beneficial owners of the Escrow Shares. Such dividends will become part of the Escrow Fund and will be available to satisfy Damages. The beneficial owners of the Escrow Shares shall pay any taxes on such dividends. The Escrow Shares and the Escrow Cash are referred to herein as the "Escrow
                                                                     ------
Fund." Exhibit A hereto sets forth the name of each Target Stockholder and the
----   ---------
number of Escrow Shares contributed to the Escrow Fund on behalf of each such Target Stockholder pursuant to Section 6.2 of the Merger Agreement. The value of the Escrow Shares, as determined in accordance with Section 4(c)(iii) below, contributed by each Target Stockholder divided by the aggregate value of the Escrow Shares, as determined in accordance with Section 4(c)(iii) below, contributed by all Target Stockholders to the Escrow Fund shall be each such Target Stockholder's "proportionate interest" in the Escrow Shares. The Escrow
                      ----------------------
Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. Escrow Agent agrees to accept delivery of the Escrow Fund and to hold such Escrow Fund in escrow subject to the terms and conditions of this Agreement and Section 6 of the Merger Agreement.

          (b)  Indemnification. Target Stockholders have agreed in Section 6 of
               ---------------
the Merger Agreement to indemnify and hold harmless each of the Acquiror, Surviving Corporation and each of their respective affiliates, officers, directors, employees, representatives and agents (Acquiror, Surviving Corporation and each of the foregoing persons and entities is referred to hereinafter as an "Indemnified Person" and collectively as "Indemnified
                   ------------------                       -----------
Persons") from and against Damages, as defined in Section 6.3 of the Merger
-------
Agreement. The Escrow Fund shall be security for this indemnity obligation of Target Stockholders, subject to the limitations, and in the manner provided, in this Agreement and the Merger Agreement.

     4.   Administration of Escrow Fund. Escrow Agent shall administer the
          -----------------------------
Escrow Fund as follows:

          (a) Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period (as defined in Section 6 below), shall treat such fund as a trust fund in accordance with the terms of this Agreement and the Merger Agreement and not as the property of Acquiror and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

          (b) Escrow agent shall invest the Escrow Cash as directed in writing by Stockholders' Representative in any of the following:

               (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof;

               (ii) certificates of deposit of or interest bearing accounts with national banks or corporations endowed with trust powers, having capital and surplus in excess of $100,000,000;

               (iii) commercial paper that at the time of investment is rated A-1 by Standard and Poor's Corporation or P-1 by Moody's Investor Service;

               (iv) repurchase agreements with any bank or corporation described in clause (ii) above, fully secured by obligations described in clause
(i) above; or

               (v) any money market fund registered under the Investment Company Act of 1940, as amended, for which any bank or corporation described in clause (ii) above is the adviser.

     Any interest or other income earned on the Escrow Cash shall be paid to the former holders of Target Common Stock upon the release of the Escrow Cash to such holders pursuant to Section 6 below.

          (c) Upon receipt by Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Acquiror (an "Officer's Certificate"):
 ----------------------

               (i) stating that Acquiror, Surviving Corporation or any other Indemnified Person has paid or reasonably anticipates that it will have to pay or incur Damages and

               (ii) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or incurred, and the nature of the misrepresentation, breach of warranty or claim to which such item is related,

     Escrow Agent shall, subject to the provisions of Section 4(d) below, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Escrow Shares or other assets held in the Escrow Fund in an amount equal to such Damages.

               (iii) For the purposes of determining the number of Escrow Shares to be delivered to Acquiror out of the Escrow Fund pursuant to Section 4(c), the Escrow Shares shall be valued at the average closing price of the Acquiror's Common Stock shares (as quoted on NASDAQ as reported in The Wall Street Journal) for the ten trading days immediately prior to the date any claim is paid.

          (d) Objections to Claims. At the time of delivery of any Officer's Certificate to Escrow Agent, a duplicate copy of such certificate shall be delivered to Stockholders'

Representative and for a period of 30 days after receipt of the Officer's Certificate, Escrow Agent shall make no delivery to Acquiror from the Escrow Fund pursuant to Section 4(c) hereof unless Escrow Agent shall have received written authorization from Stockholders' Representative to make such delivery. After the expiration of such 30 day period, Escrow Agent shall make delivery from the Escrow Fund in accordance with Section 4(c) hereof, provided that no such payment or delivery may be made if Stockholders' Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to Escrow Agent and Acquiror prior to the expiration of such 30 day period.

          (e)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case Stockholders' Representative shall so object in writing to any claim or claims made in any Officer's Certificate, Stockholders' Representative and Acquiror shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims within 45 days after Escrow Agent's receipt of Stockholders' Representative's written objection to the claim pursuant to Section 4(d) (the "Negotiation Period"). If
                                            ------------------
Stockholders' Representative and Acquiror should so agree during the Negotiation Period, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to Escrow Agent. Escrow Agent shall be entitled to rely on any such memorandum and distribute the Escrow Shares and/or other property from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement has been reached by the end of the Negotiation Period, either Acquiror or Stockholders' Representative may demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained by settlement or a non-appealable decision of a court of competent jurisdiction or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by a single arbitrator, selected by mutual agreement of the parties or otherwise in accordance with the then prevailing rules of the American Arbitration Association as adopted by the State of California. The arbitration shall be conducted in San Francisco County, California. The written decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 4(c) hereof, Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. The arbitrator shall award reimbursement to the prevailing party in the arbitration of its reasonable expenses of the arbitration (including costs and reasonable attorneys' fees). The award of the arbitrator shall be the sole and exclusive monetary remedy of the parties and shall be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, any party shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

     5.   Third-Party Claims. In the event Acquiror becomes aware of a third-
          ------------------
party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall notify Stockholders' Representative of such claim, and Stockholders' Representative and Target Stockholders through Stockholders' Representative shall be entitled, at their expense, to participate in any defense of such claim; provided, however, that failure to so notify

Stockholders' Representative shall not relieve Target Stockholders from any liability they have under this Agreement or the Merger Agreement with respect to such third party claim except to the extent the Target Stockholders have been prejudiced by any such failure. Acquiror shall have the right in its reasonable discretion to settle any such claim. In the event that Stockholders' Representative has consented in writing to any such settlement, Stockholders' Representative shall have no power or authority to object under any provision hereof or Section 6 of the Merger Agreement to the amount of any claim by Acquiror against the Escrow Fund consistent with such settlement.

     6.   Release of Escrow Fund. Subject to the following requirements, the
          ----------------------
Escrow Fund shall remain in existence from the Effective Time until one (1) year from the date hereof (the "Escrow Period"). Upon the expiration of the Escrow
                      -------------
Period, the Escrow Fund shall terminate with respect to all Escrow Shares then remaining in the Escrow Fund, and all such Escrow Shares shall be delivered to Target Stockholders; provided, however, that a number of Escrow Shares, which, in the reasonable judgment of Acquiror, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to one (1) year from the date hereof shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved; provided further, that Acquiror agrees to notify Escrow Agent in writing of the expiration of the Escrow Period. As soon as all such claims have been resolved, Escrow Agent shall deliver to Target Stockholders all Escrow Shares and other property then remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Shares and other property to Target Stockholders pursuant to this Section 6 shall be made in accordance with each Target Stockholder's proportionate interest in the Escrow Shares.

     7.   Stockholders' Representative.
          ----------------------------

          (a) Stockholders' Representative may be changed by Target Stockholders from time to time upon not less than 10 days' prior written notice to Acquiror; provided that Stockholders' Representative may not be removed unless holders of a majority in interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of Stockholders' Representative, and Stockholders' Representative shall not receive compensation for his or her services. Notices or communications to or from Stockholders' Representative shall constitute notice to or from each of the Target Stockholders. Stockholders' Representative shall be entitled to submit a claim and receive reimbursement from the Escrow Fund for all reasonable, documented out-of-pocket expenses incurred by Stockholders' Representative as a result of acting as the Stockholders' Representative; provided, however, that such right to reimbursement shall be subordinate to Acquiror's claims on the Escrow Fund, if any, and shall be paid only after all such claims have been satisfied. Any such reimbursement shall be paid in Escrow Shares out of the Escrow Fund. For purposes of such reimbursement of Stockholders' Representative, Escrow Shares shall be valued at the at the average closing price of the Acquiror's Common Stock shares (as quoted on NASDAQ as reported in The Wall Street Journal) for the ten trading days immediately prior to the date of any such reimbursement.

          (b) Stockholders' Representative shall not be liable for any act done or omitted hereunder as Stockholders' Representative while acting in good faith and in the exercise of reasonable judgment. Target Stockholders on whose behalf Escrow Shares were contributed to the Escrow Fund shall severally indemnify Stockholders' Representative and hold Stockholders' Representative harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of Stockholders' Representative and arising out of or in connection with the acceptance or administration of Stockholders' Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by Stockholders' Representative.

          (c) Stockholders' Representative shall act by vote or written action or consent of a majority of the members of the Committee. A decision, act, consent or instruction of Stockholders' Representative shall constitute a decision of all Target Stockholders and shall be final, binding and conclusive upon each of such stockholders, and Escrow Agent, Acquiror, Surviving Corporation, and all other Indemnified Persons may rely upon any such decision, act, consent or instruction of Stockholders' Representative as being the decision, act, consent or instruction of each and every such Target Stockholder. Escrow Agent, Acquiror, Surviving Corporation, and all other Indemnified Persons are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of Stockholders' Representative.

     8.   Escrow Agent's Duties.
          ---------------------

          (a) Acquiror and Stockholders' Representative acknowledge and agree that Escrow Agent (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and as set forth in any additional written escrow instructions which Escrow Agent may receive after the date of this Agreement that are signed by an officer of Acquiror and Stockholders' Representative; (ii) shall not be obligated to take any legal or other action hereunder which might in its reasonable judgment involve expense or liability unless it shall have been furnished with indemnity reasonably acceptable to it; and (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof.

          (b) Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or written decision of arbitrator pursuant to Section 4(e), and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or written decision of arbitrator. In case Escrow Agent obeys or complies with any such order, judgment or decree of any court or written decision of arbitrator, Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (c) Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (d) Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with Escrow Agent.

          (e) Neither Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. Subject to Section 8(g) below, Acquiror and Target Stockholders (collectively, the "Indemnifying
                                                                 ------------
Parties") covenant and agree to jointly and severally indemnify Escrow Agent and
-------
hold it harmless from and against any fee, loss, liability or expense (including reasonable attorney's fees and expenses) (a "Loss") incurred by Escrow Agent
                                             ----
arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement or with the administration of its duties hereunder, unless such Loss shall arise out of or be caused by Escrow Agent's gross negligence, bad faith or willful misconduct; provided, however, that indemnification for Escrow Agent's standard fees and expenses set forth on the fee schedule attached hereto as Exhibit B shall be borne exclusively by
                                    ---------
Acquiror, and provided further that the indemnity agreement contained in this
Section 8(e) shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of Acquiror and Stockholders' Representative.

          (f) To the extent that Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, Escrow Agent shall satisfy such liability to the extent possible from the Escrow Fund. Subject to Section 8(g) below, Indemnifying Parties agree to jointly and severally indemnify and hold Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against Escrow Agent on any payment or other activities under this Agreement unless any such tax, addition for late payment, interest, penalty or other expense shall arise out of or be caused by the actions of, or a failure to act by, Escrow Agent. No distributions will be made to Target Stockholders unless Escrow Agent is supplied with an original, signed Form W-9 or its equivalent prior to distribution.

          (g) Notwithstanding the joint and several nature of the obligations of Indemnifying Parties under Section 8(e) and 8(f), Target Stockholders' total collective share of the liability for indemnification of Escrow Agent under Sections 8(e) and 8(f) hereof (the "Indemnification Liability") shall in no
                                    -------------------------
event exceed the value of the Escrow Fund then available to pay such liability. Any and all amounts to be paid by Target Stockholders for their share of the Indemnification Liability shall be payable only out of the Escrow Fund. Subject to the foregoing, each of the Indemnifying Parties shall contribute to the Indemnification Liability in such proportion as is appropriate to reflect the relative fault of each individual Indemnifying Party, including up to all such Indemnification Liability in the case of any tax liability arising from failure to provide correct information with respect to any taxes pursuant to Section 8(f) above. In all cases where there is no such basis for allocating contribution for such Indemnification

Liability or except as otherwise provided in Section 8(e), one half of the total Indemnification Liability shall be paid out of the Escrow Fund and allocated pro rata among each of the Target Stockholders according to their respective percentage ownership of the Escrow Fund, and one half of the total Indemnification Liability shall be paid by Acquiror.

          (h) Escrow Agent may resign at any time upon giving at least 30 days' written notice to Acquiror and Stockholders' Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: Acquiror and Stockholders' Representative shall use their best efforts to mutually agree upon a successor agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, Stockholders' Representative with the consent of Acquiror, which shall not be unreasonably withheld, shall have the right to appoint a successor escrow agent authorized to do business in California. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. If no successor escrow agent is named, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. Thereafter, the predecessor Escrow Agent shall be discharged from any further duties and liabilities under this Agreement. The provisions of paragraphs 8(e) and 8(f) shall survive the resignation or removal of Escrow Agent or the termination of this Agreement.

     9.   Fees, Expenses and Taxes. Acquiror agrees to pay or reimburse Escrow
          ------------------------
Agent for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit B. The Escrow Agent shall be entitled to
                   ---------
reimbursement upon 30 days' written notice for all expenses incurred in connection with Sections 8(e) and 8(f) above, and payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder. Taxes incurred with respect to the earnings of the Escrow Fund and payments made hereunder shall be borne by the party to whom such earnings are distributed (or to be distributed) or to whom such payment is made.

     10.  Miscellaneous.
          -------------

          (a)  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 10(a) shall be binding upon the parties and their respective successors and assigns.

          (b)  Successors and Assigns. The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (c)  Governing Law; Jurisdiction. This Agreement and all acts and
               ---------------------------
transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of San Francisco County, California.

          (d)  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (e)  Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (f)  Notices. Any notice required or permitted by this Agreement shall
               -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

     If to the Acquiror:


          690 Fifth Street
          San Francisco, CA 94107
          Facsimile:  415-538-1889
          Attn: John F. Longinotti

     with a copy to:

          Orrick, Herrington & Sutcliffe LLP
          400 Sansome Street
          San Francisco, CA 94115
          Facsimile:  415-773-5759
          Attn: Dora Mao, Esq.

     If to Target:

          4820 South Mill Avenue, Suite 102
          Tempe, Arizona 85282
          Facsimile:  480-755-3575
          Attn: President


          with a copy to:

     If to Stockholders' Representative:


               McBride Baker & Coles
               Attn: John J. Cresto, Esq.
               500 W. Madison Street, 40th Floor
               Chicago, Illinois 60661
               Facsimile: 312-993-9350

     If to Escrow Agent:


               American Stock Transfer & Trust Company
               40 Wall Street
               New York, NY 10005
               Telephone:  212-936-5100
               Facsimile:  718-921-8340

          (g)  Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (h)  Entire Agreement. Except as set forth in the Merger Agreement,
               ----------------
this Agreement is the product of all of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

          (i)  Advice of Legal Counsel. Each party acknowledges and represents
               -----------------------
that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

                           [Signature Page Follows]

     The parties have executed this Agreement as of the date first above written.

                                 ACQUIROR:

                                 NETCENTIVES INC.


                                 By:________________________________

                                 Name:______________________________
                                              (print)

                                 Title:_____________________________


                                 TARGET:

                                 UVN HOLDINGS, INC.


                                 By:________________________________

                                 Name:______________________________
                                              (print)

                                 Title:_____________________________


                                 ESCROW AGENT:

                                 AMERICAN STOCK TRANSFER & TRUST COMPANY


                                 By:________________________________

                                 Name:______________________________
                                              (print)

                                 Title:_____________________________

                                 STOCKHOLDERS' REPRESENTATIVE


                                 _____________________________
                                 Frank Scognamillo


                                 _____________________________
                                 David Shein


                                 _____________________________
                                 John Cresto

                                   EXHIBIT A

                              TARGET STOCKHOLDERS

 Indemnifying                                        Number of Shares Initially
Stockholder Name                                     Deposited in Escrow Fund

Frank Scognamillo, as                                        29,867.5393
trustee

David E. Shein                                                5,194.3547

Alan S. Borg, as trustee                                      2,164.3006

Richard E. Mulhern, Jr.,                                        649.2943
as trustee

John J. Cresto                                                  865.7535

Stephen B. Galasso, as                                        2,597.1773
trustee

Ralph R. Larsson                                                216.4176
                                                          --------------

                                              TOTAL          41,554.8373

                                   EXHIBIT B

                                 FEE SCHEDULE

Reasonable fee to be agreed upon from time to time.

                                   EXHIBIT G

                             EMPLOYMENT AGREEMENT

                                                                       EXHIBIT G

                         FORM OF EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is dated as of March ___, 2000,
                                     ---------
by and between ______________ ("Employee") and Netcentives Inc., a Delaware
                                --------
corporation (the "Company"), and shall be effective for all purposes as of the
                  -------
Effective Time (the "Effective Date") under the Agreement and Plan of Merger
                     --------------
among the Company, UVN Holdings, Inc. ("Target") and Brown Dog Acquisition
                                        ------
Corporation ("Merger Sub") of even date herewith.
              ----------

                                  BACKGROUND

     Employee was previously employed as the [title] of Target and was a major stockholder of Target. In connection with the merger of Merger Sub with and into Target (the "Merger"), the Company is acquiring all of Employee's equity
                  ------
ownership of Target. In order, to enable the Company to secure more fully the benefits of the Merger, it is a condition of the Company's obligation to consummate such merger that Employee and the Company enter into this Agreement.

     AGREEMENT

     1.  Term of Agreement.  This Agreement shall commence on the Effective Date
         -----------------
and shall have a term of one (1) year the ("Original Term").  This Agreement may
                                            -------------
be terminated, with or without cause, by either party, as provided in Section 5 hereof. Upon mutual, written consent by Employee and the Company, the term of this Agreement may continue after expiration of the Original Term (the "Additional Term").
 ---------------

     2.  Duties.
         ------

         (a)   Position.  Employee shall be employed by the Company as
               --------
[___________].

          (b)  Obligations to the Company.  Employee agrees to the best of his
               --------------------------
ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the terms hereof, and to the reasonable satisfaction of the Company. During the term of Employee's employment relationship with the Company, Employee further agrees that he will devote substantially all of his business time and attention to the business of the Company, and Employee will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent Employee from accepting speaking or presentation engagements in exchange for honoraria or from serving as a member of the board of directors for entities not competitive in any manner with the business of the Company, serving on boards of charitable organizations, or from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange. Employee will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Employee's employment.

     3.   At-Will Employment.  The Company and Employee acknowledge that
          ------------------
Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason. Employee shall be entitled to receive severance benefits upon termination of employment only as explicitly set forth in Section 5 hereof. The rights and duties created by this
Section 3 may not be modified in any way except by a written agreement executed by the President of the Company and approved by the Board of Directors of the Company.

     4.   Compensation.  For the duties and services to be performed by Employee
          ------------
hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, bonuses and other benefits described below in this Section 4.

          (a) Salary.  Employee shall receive an annual salary of $[___].
              ------
Employee's salary will be payable pursuant to the Company's normal payroll practices. Employee's salary shall be formally reviewed by the Company on an annual basis or more frequently if the Company conducts more frequent salary reviews for comparable employees and shall be subject to reduction only if such reduction is of general applicability for all similarly situated employees.

          (b) Bonuses.  Employee's entitlement to receive up to 25% of his
              -------
annual salary in management bonuses from the Company is discretionary and shall be determined by the Board or its Compensation Committee in good faith based upon the extent to which Employee's individual performance objectives and the Company's profitability objectives and other financial and nonfinancial objectives are achieved during the applicable bonus period.

          (c) Additional Benefits.  Employee will be eligible to participate in
              -------------------
the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will be eligible for vacation and sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience. The Company agrees that Employee shall be provided service credit for the entire period of time Employee was employed with Target for the purposes of all current and future employee benefit plans, including without limitation, vacation and sick leave and 401(k) plan, to the fullest extent allowed by any of such plans.

          (d) Reimbursement of Expenses.  Employee shall be authorized to incur
              -------------------------
on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

          (e) Stock Options.  In connection with the commencement of Employee's
              -------------
employment, the Board of Directors shall grant to Employee an option to purchase _____________ shares of the Company's Common Stock ("Shares") with an exercise price of the fair market value on the date of the grant. [_________] percent (___%) of these options will vest on the [____] year anniversary of this Agreement and the remaining options will thereafter vest at the rate of [_____] of the remaining options per month, at the end of each calendar month, with total vesting in 48 months. Vesting will, of course, depend on Employee's continued employment with the Company. The option will be an incentive stock option to the maximum extent allowed by the Internal Revenue Code of 1986, as amended, and will be subject to the terms of the Company's 1996 Stock Option Plan and the Stock Option Agreement between Employee and the Company. The vesting terms of the options are to be considered confidential information for purposes of the Confidentiality Agreement (defined in Section 7 below).

     5.   Termination of Employment and Severance Benefits.
          ------------------------------------------------

          (a)  Termination of Employment.  Employee's employment under this
               -------------------------
Agreement may only be terminated during its Original Term or any Additional Term as follows:

               (i) By the Company for Cause (as defined in Section 6 below), or as a result of Employee's death or Permanent Disability (as defined in
Section 6 below) ("Termination for Cause");
                   ---------------------

               (ii) By the Company for any reason other than for Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Termination Without Cause");
                                   -------------------------

               (iii) By Employee for Good Reason ("Resignation for Good
                                                   --------------------
Reason"); or

               (iv) By Employee for any reason other than Good Reason (as defined in Section 6 below) ("Voluntary Resignation").
                              ---------------------

          (b)  Severance Benefits.  Employee shall be entitled to receive
               ------------------
severance benefits upon termination of employment only as set forth in this
Section 5(b):

               (i)   Voluntary Resignation; Termination for Cause. If Employee's
                     --------------------------------------------
employment is terminated by him pursuant to a Voluntary Resignation or by the Company for Cause, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

               (ii)  Resignation for Good Reason; Termination Without Cause.  If
                     ------------------------------------------------------
Employee's employment is terminated by Employee for Good Reason or by the Company Without Cause, Employee will be entitled to receive severance benefits as follows:

                     (A) Employee will be entitled to receive payment for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and payment of severance benefits equal to Employee's regular monthly salary for the lesser of (i) two months from the date of the Involuntary Termination or (ii) until Employee finds full-time employment, part-time employment, or some combination thereof pursuant to which Employee works or is paid for an equivalent of at least 30 hours per week (the "Severance Period").
                                                           ----------------
Such payments shall be made ratably over the Severance Period according to the Company's standard payroll schedule.

                     (B) Health insurance benefits with the same coverage provided to Employee prior to the termination (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the termination will be provided pursuant to the provisions of COBRA at the Company's cost over the Severance Period.

     6.   Definitions.
          -----------

          (a)  For purposes of this Agreement, "Cause" for Employee's
                                                -----
termination will exist at any time after the happening of one or more of the following events:

               (i) Employee's willful misconduct in performance of his duties hereunder, including Employee's refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directives are not inconsistent with the Employee's position and duties, which improper performance or refusal to comply has a material adverse effect on the Company and is not remedied within ten (10) working days after written notice from the Board of Directors, which written notice shall state the specific details of the alleged willful misconduct and that failure to remedy such conduct may result in Termination for Cause, provided however, that if Employee's refusal to comply as set forth above is the direct result of Employee being on a statutorily mandated leave of absence from work, including without limitation, any pregnancy or family, medical or workers' compensation leave, then there shall not be "Cause" for Employee's termination;

               (ii) Dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony; or

               (iii) Employee's material breach of any element of the Company's Confidential Information and Invention Assignment Agreement.

          (b) For purposes of this Agreement, Employee shall be deemed to have terminated his or her employment for "Good Reason" if such termination occurs
                                      -----------
within 30 days of the date that Employee first learns of one of the following events: (i) a material adverse change in Employee's duties and responsibilities as specified herein or as subsequently agreed to by Employee and the Company causing such duties and responsibilities to be of less stature or of less responsibility, (ii) any reduction of Employee's base salary, or a material reduction of Employee's benefits or perquisites, other than a reduction of general applicability for all similarly situated employees, (iii) a relocation of Employee's primary site for performing services on behalf of the Company to a facility or location more than one hundred (100) miles from the Company's current location, or (iv) the breach by the Company of a material term of this Agreement which breach is not remedied within ten (10) working days after written notice from Employee to the Company.

          (c)  For purposes of this Agreement, "Permanent Disability" shall mean
                                                --------------------
that Employee has been unable to perform his duties as a result of his incapacity due to physical or mental illness, which incapacity continues for at least 120 continuous calendar days or 150 calendar days during any consecutive 12-month period. Prior to Employee's termination for Permanent Disability, Company shall provide Employee with not less than twenty (20) working days written notice that failure to return to work will result in termination of employment for Permanent Disability.

     7.   Confidentiality Agreement.  Employee shall sign, a Confidential
          -------------------------
Information and Invention Assignment Agreement (the "Confidentiality Agreement")
                                                     -------------------------
substantially in the form attached hereto as Exhibit A.  Employee hereby
                                             ---------
represents and warrants to the Company that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee's employment relationship with the Company.

     8.   Noncompetition Covenant.  Employee has been actively involved in the
          -----------------------
direction of Target's business and has thereby acquired considerable experience, knowledge and skill. The Company wishes to protect its investment in Target, by restricting the activities of Employee that might compete with or otherwise harm such business, and, as part of the consideration and inducement to the Company for the Merger, Employee is willing to agree to and abide by such restrictions as hereinafter provided.

          (a)  General.  Employee acknowledges that Employee held a substantial
               -------
number of shares of the capital stock of Target prior to the Merger. Employee further acknowledges that the value of the consideration paid by the Company in connection with the Merger is substantial and that preservation of the goodwill associated with Target is important to the Company. Accordingly, Target and the Company desire that Employee enter into a non-competition agreement with the Company as set forth in this Section 8 and Employee is willing to agree to such non-competition provisions as are set forth herein.

          (b)  Non-Compete.  In connection with the Merger, Employee agrees that
               -----------
for a period of one (1) year from the termination of Employee's employment by the Company Effective Date, Employee will not engage in the Restricted Business in a Restricted Territory (as such terms are herein defined) as an employee, proprietor, officer, consultant, agent, director or shareholder or representative of, a person, corporation, partnership or other entity, including, without limitation, a family member; provided, however, that in the event of a Voluntary Resignation by Employee, Employee shall comply with this covenant for a period of eighteen (18) months from the Effective Date.

          (c)  Certain Definitions.  For purposes of this Section 8:
               -------------------

               (i)  "Restricted Business" shall mean the business engaged in by
                     -------------------
Target or the Company prior to the Merger including, without limitation, any business engaged in loyalty or relationship marketing products or services, or in online or offline promotions or direct marketing products or services; provided, however, that the Restricted Business shall not include the business engaged in by NeoMar Corporation on the Effective Date, which is the brokering or reselling of promotional articles.

               (ii) "Restricted Territory" shall mean the counties, cities and
                     --------------------
states of the United States of America, and each political subdivision and/or nation where Target conducts business, or where the business of Target is conducted by the Company.

          (d)  Non-Solicitation.  For a period ending on the later of (i) three
               ----------------
(3) years from the Effective Date, and (ii) one (1) year following the termination of Employee's employment under this Agreement, Employee shall not
(i) participate in any effort or act to solicit the employees or consultants of Target, the Company or any of their affiliates to cease their employment or service relationship with Target, the Company any of their affiliates or (ii) encourage or solicit any customer, supplier, associate or employee of Target, the Company or any of their affiliates to breach any contractual or employment obligation with Target, the Company or any of their affiliates to the extent that any of such activities would be considered an unfair trade practice under applicable law.

          (e)  Severability.  The parties intend that the covenants contained in
               ------------
the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state, nation, and other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law.

          (f)  Reformation.  In the event that the provisions of this Section 8
               -----------
should ever be deemed to exceed the scope, time or geographic limitations of applicable law regarding covenants not to compete, then such provisions shall be reformed to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws.

          (g)  Representations of Employee.  Employee represents that: (i) he is
               ---------------------------
familiar with the covenants not to compete and not to solicit set forth in this Agreement, (ii) he is fully aware of his obligations hereunder, including, without limitation, the length of time, scope and geographic coverage of these covenants, (iii) he finds the length of time, scope and geographic coverage of these covenants to be reasonable, (iv) he is receiving specific, bargained-for consideration for its covenants not to compete and not to solicit, (v) the covenants are essential to the growth and stability of the business of Target and the Company during the prescribed periods and to the continued viability of such business and (vi) execution of this Agreement and performance of Employee's obligations hereunder and thereunder, will not conflict with, or result in a violation or breach of, any other agreement to which Employee is a party or any judgment, order or decree to which Employee is subject.

          (h)  Breach.  Employee acknowledges that in the event of a material
               ------
breach of any of the provisions of this Section 8 by Employee, the Company may sustain irreparable harm, and, therefore, Employee agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company may be entitled to obtain equitable relief, including specific performance and injunctions restraining Employee from committing or continuing any such violation of this Section 8.

     9.   Conflicts.  Employee represents that his performance of all the terms
          ---------
of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with the Company of his own free will.

     10.  Successors.  Any successor to the Company (whether direct or indirect
          ----------
and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     11.  Miscellaneous Provisions.
          ------------------------

          (a)  No Duty to Mitigate.  Employee shall not be required to mitigate
               -------------------
the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.

          (b) Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
or waived only with the written consent of the parties.

          (c) Sole Agreement.  This Agreement, including any Exhibits hereto,
              --------------
constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

          (d) Notices. Any notice required or permitted by this Agreement shall
              -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or seventy-two (72) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if to the Company, then at 690 Fifth Street, San Francisco, California 94107, and if to Employee such party's address or facsimile number as set forth below, in either case as subsequently modified by written notice.

          (e) Choice of Law.  The validity, interpretation, construction and
              -------------
performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

          (f) Severability.  If one or more provisions of this Agreement are
              ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (g) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (h) Arbitration.   Any dispute or claim arising out of or in
              -----------
connection with this Agreement will be finally settled by binding arbitration in San Francisco, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 11(h) shall not apply to the Confidentiality Agreement.

          (i) Advice of Counsel.  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES
              -----------------
THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                           [Signature Page Follows]

     The parties have executed this Agreement the date first written above.

                              COMPANY:

                              NETCENTIVES INC.



                              By:______________________________

                              Title:___________________________



                              EMPLOYEE:



                              _________________________________

                              Address:_________________________
                                      _________________________

                                   EXHIBIT A
                                   ---------

                         CONFIDENTIAL INFORMATION AND
                        INVENTION ASSIGNMENT AGREEMENT

                                   EXHIBIT H

                           NON-COMPETITION AGREEMENT

                                                                       EXHIBIT H

                               NETCENTIVES INC.

                       FORM OF NON-COMPETITION AGREEMENT

     This Non-Competition Agreement (the "Agreement") is made and entered into
                                          ---------
as of March ___, 2000, between Netcentives Inc., a Delaware corporation (the "Company"), and [name of shareholder] ("Covenantor").
 -------                                ----------

                                   RECITALS
                                   --------

     This Agreement is entered into in connection with that certain Agreement and Plan of Merger dated as of March ___, 2000 (the "Agreement"), by and among
                                                     ---------
the Company, UVN Holdings, Inc., an Arizona corporation ("Target"), and Brown
                                                          ------
Dog Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"). Pursuant to the terms of the Agreement, Sub
                            ---
will be merged (the "Merger") with and into Target, with Target as the surviving
                     ------
entity.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

     1.   Experience and Skill of Covenantor.  As a shareholder of Target,
          ----------------------------------
Covenantor has been involved in the management of Target's business since Target's inception and has thereby acquired considerable experience and skill. The Company wishes to protect its investment in the business acquired pursuant to the Merger by restricting the activities of Covenantor which might compete with or otherwise harm such business, and, as part of the consideration and inducement to the Company for acquiring the business, Covenantor is willing to agree to and abide by such restrictions as hereinafter provided.

     2.   Covenant Not to Compete.
          -----------------------

          (a)  General.  Covenantor acknowledges that Covenantor holds a
               -------
substantial number of shares and/or options to acquire shares of the Common Stock of Target. Covenantor further acknowledges that the value of the consideration paid by the Company in connection with the Merger is substantial and that preservation of the goodwill associated with Target is a part of the consideration which the Company is receiving in the Merger in exchange for the Merger consideration. The Company desires that Covenantor enter into a non-competition agreement with the Company as set forth in this section and Covenantor is willing to agree to such non-competition provisions as set forth below. Target and Covenantor agree that such non-competition provisions are separately bargained-for consideration and are material inducements to the Company to enter into the Agreement. Accordingly, Covenantor and Target agree to the non-competition provisions set forth in this section.

          (b)  Non-Compete.  In connection with the Merger, Covenantor agrees
               -----------
that for a period of one (1) year following the later of the termination of Covenantor's employment by

Target and the closing of the Merger, Covenantor will not own, operate, manage, or provide consulting services to, or be an employee of, or own an interest in, or be a proprietor, owner, partner, stockholder, director, officer, employee, consultant, agent or representative of, a person, corporation, partnership or other entity, including, without limitation, a family member, which owns, operates, manages, or provides consulting services to, or in any other way provides services to, either directly or indirectly, any business or businesses engaged in the Restricted Business in a Restricted Territory (as such terms are defined below). Notwithstanding the foregoing, nothing contained in this Section 2 shall prohibit Covenantor from (i) making investments in any corporation whose securities are regularly and publicly traded on a national stock exchange or the Nasdaq National Market, provided that such investments shall not result in his or her owning beneficially at any time more than 1% of the equity securities of any corporation (other than the Company) which is engaged in the Restricted Business or (ii) continuing his employment by Golden Retriever Systems LLC.

          (c)  Certain Definitions.  For purposes of this Section 2:
               -------------------

               (i) "Restricted Business" shall mean the business engaged in by
                    -------------------
Target or the Company prior to the Merger including, without limitation, any business engaged in loyalty or relationship marketing products or services, or in online or offline promotions or direct marketing products or services; provided, however, that the Restricted Business shall not include the business currently engaged in by NeoMar Corporation, which is the brokering or reselling of promotional articles.

               (ii) "Restricted Territory" shall mean the counties, cities and
                     --------------------
states of the United States of America and each political subdivision and/or nation where Target conducts business, or where the business of Target is conducted by the Company.

          (d)  Solicitation.  For a period of three (3) years from the date of
               ------------
this Agreement, Covenantor shall not (i) engage or participate in any effort or act to solicit Target's customers, suppliers, associates, employees or consultants to cease doing business, or their association or employment with Target or (ii) interfere in any manner in the contractual or employment relationship between the Company or Target and any such customer, supplier, associate, employee or consultant of the Company or Target.

          (e)  Severability.  The parties intend that the covenants contained in
               ------------
the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state, nation, and other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth in this Agreement be enforced to the maximum degree permitted by applicable law.

          (f)  Reformation.  In the event that the provisions of this Section 2
               -----------
should ever be deemed to exceed the scope, time or geographic limitations of applicable law regarding covenants not to compete, then such provisions shall be automatically reformed to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws.

     3.   Confidentiality.  Covenantor has not at any time prior to the date of
          ---------------
this Agreement disclosed in any manner, or used for any purpose whatsoever, any Confidential Information (as defined below) except in the fulfillment of any of Covenantor's employment, fiduciary or similar obligations to Target. Covenantor will treat and hold as confidential (and not disclose or provide access to any person or entity) and refrain from using for any purpose whatsoever any information, regardless of format, relating to intellectual property of Target or to any product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client or consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans of Target or any other confidential or proprietary information with respect to Target (collectively, "Confidential Information"); provided that Covenantor shall not be liable
 ------------------------
hereunder for disclosure or use of any Confidential Information if such Confidential Information: (a) is within the public domain at the time it is disclosed or used or comes within the public domain as a result of a permissive disclosure or use by an unrelated third party without any responsibility or involvement of the Covenantor; or (b) is disclosed pursuant to the written instructions of the Company.

     4.   Representations of Covenantor.  Covenantor represents that:  (a) he or
          -----------------------------
she is familiar with the covenants not to compete and not to solicit set forth in this Agreement, (b) he or she is fully aware of his or her obligations under this Agreement, including, without limitation, the length of time, scope and geographic coverage of these covenants, and (c) the execution of this Agreement, and performance of Covenantor's obligations under this Agreement, will not conflict with, or result in a violation or breach of, any other agreement to which Covenantor is a party or any judgment, order or decree to which Covenantor is subject.

     5.   Breach.  Covenantor acknowledges that in the event of a breach of any
          ------
of the provisions of this Agreement by Covenantor the Company or Target would sustain irreparable harm, and, therefore, Covenantor agrees that in addition to any other remedies which the Company or Target may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions restraining the Covenantor from committing or continuing any such violation of this Agreement.

     6.   Reasonableness of Terms.  Covenantor acknowledges that the length,
          -----------------------
scope and geographic coverage to which the restrictions imposed in Section 2 above shall apply are fair and reasonable and are reasonably required for the protection of the Company and Target and that the definition of Restricted Business used in this Agreement conforms to the business in which Target is engaged at the date of this Agreement. If any provision of this Agreement is held to be invalid or unenforceable by judicial order for any reason, such action shall not affect the enforceability of the remaining provisions of this Agreement and, without limiting the foregoing, any such holdings shall in no event preclude the Company or Target from enforcing the provisions of this Agreement for such term, in such territory and to such extent not inconsistent with or prohibited by such judicial order. If the provisions of this Agreement should ever be deemed to exceed the time, scope or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, scope or geographic limitations, as the case may be, permitted by applicable laws.

     7.   Use of Name.  From and after the date of this Agreement the Covenantor
          -----------
will not without the consent of the Company use or consent to or cooperate in the use of the name "Netcentives," "Universal Value Network," "Momentum," "ClickRewards," "ClickMiles" or any similar names thereto in any business other than that of the Company.

     8.   Advice of Legal Counsel.  Covenantor acknowledges and represents that,
          -----------------------
in executing this Agreement, he or she has consulted with counsel (or has affirmatively chosen not to do so) and is fully aware of his or her rights and obligations under this Agreement. This Agreement shall not be construed against any party by reason of its drafting or preparation.

     9.   Miscellaneous.
          -------------

          (a)  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this section shall be binding upon the parties and their respective successors and assigns.

          (b)  Successors and Assigns. The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (c)  Governing Law; Jurisdiction.  This Agreement and all acts and
               ---------------------------
transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the state and federal courts of San Francisco County, California.

          (d)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (e)  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (f)  Notices. Any notice required or permitted by this Agreement shall
               -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

          (g) Severability.  If one or more provisions of this Agreement are
              ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (h) Entire Agreement.  This Agreement and the documents referred to
              ----------------
herein are the product of both of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

          (i) Attorney's Fees.  If any action at law or in equity (including
              ---------------
arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          (j) WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW,
              --------------------
EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY THAT THE PARTIES MAY HAVE IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

          (k) Third-Party Reliance.  The parties hereto do not intend to create
              --------------------
any third-party beneficiaries of their agreement hereunder, and no person or entity other than such parties and their respective successors, heirs and permitted assigns shall have any rights under this Agreement.

          (l) Other Remedies.  Except as otherwise provided herein, any and all
              --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

          (m) Further Assurances.  Each party agrees to cooperate fully with the
              ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          (n) Dispute Resolution.  Any dispute or claim arising out of or in
              ------------------
connection with this Agreement will be finally settled by binding arbitration in San Francisco, California in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with said rules. Each party shall select one such arbitrator, and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

     The parties have caused this Agreement to be executed as of the date first written above.

                                    NETCENTIVES INC.



                                    By:__________________________

                                    Title:_______________________

                                    Address:  690 Fifth Street
                                    San Francisco, CA  94107
                                    Fax No:  (415) 538-1889
                                             --------------


                                    COVENANTOR



                                    _____________________________
                                    Name:

                                    Address:_____________________
                                    _____________________________
                                    _____________________________
                                    Fax No:______________________

                                   EXHIBIT I

               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                                                       EXHIBIT I

                               NETCENTIVES INC.

________________________________________________________________________________

                 FORM OF AMENDED AND RESTATED RIGHTS AGREEMENT

                               March [...], 2000

________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
SECTION 1 - Restrictions on Transferability; Registration Rights......   2
     1.1  Certain Definitions.........................................   2
     1.2  Restrictions................................................   4
     1.3  Restrictive Legend..........................................   4
     1.4  Notice of Proposed Transfers................................   4
     1.5  Requested Registration......................................   5
     1.6  Company Registration........................................   7
     1.7  Registration on Form S-3....................................   8
     1.8  Limitations on Subsequent Registration Rights...............   9
     1.9  Expenses of Registration....................................   9
     1.10 Registration Procedures.....................................   9
     1.11 Indemnification.............................................   9
     1.12 Information by Holder.......................................  11
     1.13 Rule 144 Reporting..........................................  11
     1.14 Transfer of Registration Rights.............................  11
     1.15 Standoff Agreement..........................................  12
     1.16 Termination of Rights.......................................  12

SECTION 2 - Right of Participation....................................  12

SECTION 3 - Miscellaneous.............................................  12
     3.1  Assignment..................................................  12
     3.2  Third Parties...............................................  12
     3.3  Governing Law...............................................  13
     3.4  Counterparts................................................  13
     3.5  Notices.....................................................  13
     3.6  Severability................................................  13
     3.7  Amendment and Waiver........................................  13
     3.8  Effect of Amendment or Waiver...............................  13
     3.9  Rights of Holders...........................................  13
     3.10 Delays or Omissions.........................................  14

                     AMENDED AND RESTATED RIGHTS AGREEMENT

     This Amended and Restated Rights Agreement (the "Agreement") is entered into as of the [...] day of March, 2000, by and among Netcentives Inc., a Delaware corporation (the "Company"), the investors listed on Exhibit A hereto
                                                              ---------
(the "Prior Investors") and the investors (the " New Investors") listed on Exhibit C.
---------

                                   RECITALS

     WHEREAS, pursuant to an Amended and Restated Rights Agreement dated January [...], 2000 (the "Prior Rights Agreement"), the Prior Investors received certain
                  ----------------------
rights with respect to registration and pro-rata participation, some of which have expired.

     WHEREAS, the Company, Correspondence Acquisition Corporation and Post Communications, Inc. ("Post") have entered into an Agreement and Plan of
                       ----
Reorganization dated February [...], 2000 (the "Reorganization Agreement"), in
                                                ------------------------
connection with which the New Investors listed on Exhibit C hereto under the
                                                  ---------
caption "Post Investors" (the "New Post Investors") will be receiving shares of the Common Stock of the Company as a result of their ownership of shares of the Common Stock of Post that will be issued (a) upon conversion of the Series A and Series B Preferred Stock of Post (the "Early Round Post Merger Shares") and (b) upon conversion of the Series C Preferred Stock of Post (the "Later Round Post Merger Shares" and collectively with the Early Round Post Merger Shares, the "Post Merger Shares").

     WHEREAS, a condition to the closing of the transactions contemplated by the Reorganization Agreement is the amendment of the Prior Rights Agreement to grant certain rights to the New Post Investors.

          WHEREAS, the Company, Brown Dog Acquisition Corporation and UVN Holdings, Inc. ("UVN") have entered into an Agreement and Plan of Merger dated
                 ---
March [...], 2000 (the "UVN Merger Agreement"), in connection with which the New Investors listed on Exhibit C hereto under the caption "UVN Investors" (the "New
                    ---------                           -------------
UVN Investors") will be receiving shares of the Common Stock of the Company as a result of their ownership of shares of the Common Stock of UVN or in exchange for certain limited liability company interests or the cancellation of indebtedness.

     WHEREAS, a condition to the closing of the transactions contemplated by the Merger Agreement is the amendment of the Prior Rights Agreement to grant certain rights to the New UVN Investors.

     WHEREAS, Section 3.7 of the Prior Rights Agreement provides that the Prior Rights Agreement may be amended by written consent of the holders of a majority of the outstanding shares of the Registrable Securities and the Company.

     NOW, THEREFORE, the parties hereby agree that the Prior Rights Agreement is amended and restated in its entirety as follows:

                                   SECTION 1

             Restrictions on Transferability; Registration Rights
             ----------------------------------------------------

     1.1  Certain Definitions. As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Conversion Shares" means the Common Stock issued or issuable upon
           -----------------
conversion of the Preferred Shares as defined herein.

          "Holder" shall mean any individual or entity holding Registrable
           ------
Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.14 hereof.

          "Initiating Holders" shall mean Holders in the aggregate of not less
           ------------------
than fifty percent (50%) of the Registrable Securities as defined for purposes of that particular section, except with respect to Section 1.7 of this Agreement where it shall mean (i) the Holders of a majority of the MaxMiles Merger Shares (as defined below), (ii) Holders in the aggregate of not less than fifty percent (50%) of the Registrable Securities as defined for purposes of Section 1.7,
(iii) AOL, or (iv) Holders in the aggregate of a majority of the UVN Merger Shares (as defined below).

          "Preferred Shares" shall mean (i) the 1,452,613 shares of Series A
           ----------------
Preferred Stock of the Company issued pursuant to Subscription Agreements dated September 16, 1996 and September 23, 1996, (ii) the 560,000 shares of Series B Preferred Stock of the Company issued pursuant to Subscription Agreements dated November 7, 1996 and November 21, 1996 and pursuant to the exercise of warrants dated June 30, 1997, (iii) the 46,891 shares of Series B Preferred Stock subject to warrants issued in connection with the issuance of promissory notes by the Company on June 30, 1997 and August 20, 1997, (iv) the 31,000 shares of Series B Preferred Stock subject to warrants held by Silicon Valley Bank and Phoenix Leasing dated January 14, 1997 and May 5, 1997, respectively, (v) the 18,462 shares of Series C Preferred Stock subject to warrants held by Phoenix Leasing dated May 31, 1998, (vi) the 7,754,847 shares of Series C Preferred Stock issued pursuant to the Series C Preferred Stock Purchase Agreement dated September 16, 1997, (vii) the 5,476,192 shares of Series D Preferred Stock issued pursuant to the Series D Preferred Stock Purchase Agreement dated August 14, 1998 and (viii) the 5,278,283 shares of Series E Preferred Stock issued pursuant to the Series E Preferred Stock Purchase Agreement dated March 19, 1999.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred by the
           ---------------------
Company in complying with Sections 1.5, 1.6 and 1.7 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Registrable Securities" means (i) the Conversion Shares; (ii) the
           ----------------------
shares of Common Stock issued to the persons listed on Exhibit B pursuant to
                                                       ---------
that certain Agreement and Plan of Reorganization dated as of January 31, 2000 by and among the Company, Arachnid Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company and MaxMiles, Inc., a Delaware corporation (the "MaxMiles Merger Shares"), provided, however, that for
                           ----------------------    --------  -------
the purposes of Section 1.5 and 1.6 of this Agreement the MaxMiles Merger Shares shall not be deemed Registrable Securities; (iii) the 1,560,000 shares of Common Stock issued to America Online, Inc. pursuant to the Interactive Marketing and Software Distribution Agreement dated January 28, 2000 (the "AOL Shares"),
                                                             ----------
provided, however, that for the purposes of Section 1.5 and 1.6 of this
--------  -------
Agreement the AOL Shares shall not be deemed Registrable Securities and provided, further that prior to January 29, 2001 the AOL Shares shall not be
--------  -------
deemed to be Registrable Securities for any purpose under this Agreement; (iv) the Post Merger Shares, provided, however, that for the purposes of Section 1.5
                        --------  -------
of this Agreement the Post Merger Shares shall not be deemed Registrable Securities and provided further, that for purposes of Section 1.6 of this
               ----------------
Agreement the Later Round Post Merger Shares shall not be deemed to be Registrable Securities; (v) the shares of Common Stock issued (1) to the stockholders of UVN pursuant to that certain Agreement and Plan of Merger dated as of March [__], 2000 by and among the Company, Brown Dog Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, and UVN, (2) to SHC Direct LLC pursuant to that certain Membership Interest Purchase Agreement dated as of March [____], 2000 by and between SHC Direct LLC and UVN and (3) to Daniel and Kyesook Belton in cancellation of indebtedness owed by UVN (collectively, the shares specified in clauses (1), (2) and (3), the "UVN Merger Shares") , provided, however, that for the purposes of Section 1.5
 -----------------     --------  -------
and 1.6 of this Agreement the UVN Merger Shares shall not be deemed Registrable Securities; and (vi) any Common Stock of the Company issued or issuable in respect of the Preferred Shares, the Conversion Shares, the MaxMiles Merger Shares, the AOL Shares, the Post Merger Shares, the UVN Shares or other securities issued or issuable with respect to the Preferred Shares, the Conversion Shares, the MaxMiles Merger Shares, the AOL Shares, the Post Merger Shares, the UVN Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Conversion Shares, the Preferred Shares, the MaxMiles Merger Shares, the AOL Shares, the Post Merger Shares, or the UVN Shares; provided, however, that
                                                       --------  -------
shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          "Restricted Securities" shall mean the securities of the Company
           ---------------------
required to bear the legend set forth in Section 1.3 of this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (except as provided by Section 1.9).

     1.2  Restrictions. Neither the Preferred Shares, Conversion Shares,
          ------------
MaxMiles Merger Shares, the AOL Shares nor the UVN Shares shall be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Holders will cause any proposed purchaser, assignee, transferee or pledgee of the Preferred Shares, Conversion Shares, MaxMiles Merger Shares, the AOL Shares and the UVN Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     1.3  Restrictive Legend.  Each certificate representing (i) the Preferred
          ------------------
Shares, (ii) the Conversion Shares, (iii) the MaxMiles Shares, (iv) the AOL Shares, (v) the UVN Shares and (vi) any other securities issued in respect of the securities referenced in clauses (i) through (vi), upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE
          TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN
          AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

          Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

     1.4  Notice of Proposed Transfers.  The holder of each certificate
          ----------------------------
representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144 or 145(d), (b) in any transaction in which a Holder which is a corporation distributes Restricted Securities after six (6) months after the purchase thereof solely to its majority-owned subsidiaries or affiliates for no consideration, or (c) in any transaction in which a Holder which is a partnership distributes Restricted Securities after six (6) months after the purchase thereof solely to partners thereof for no consideration, provided that each transferee agrees in writing to be subject to the terms of this Section 1.4. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in
Section 1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

     1.5  Requested Registration.
          ----------------------

          (a)  Request for Registration.  In case the Company shall receive from
               ------------------------
Initiating Holders a written request that the Company effect any qualification, compliance or registration the reasonably anticipated aggregate price to the public of which net of underwriting discounts and commissions, would exceed $10,000,000:

               (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

               (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take
             --------  -------
any action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

                    (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (2) Prior to the earlier of (i) six (6) months following the Company's initial public offering or (ii) March 19, 2001;

                    (3) During the period ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);or

                    (4) After the Company has effected two (2) such registrations pursuant to this subparagraph 1.5(a), such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

                    (5) If the Company shall furnish to such Holders a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.5 shall be deferred for a single period not to exceed one hundred-twenty (120) days from the date of receipt of written request from the Initiating Holders.

     Subject to the foregoing clauses (1) through (5), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the written request or requests of the Initiating Holders.

          (b)  Underwriting.  In the event that a registration pursuant to
               ------------
Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section l.5(a)(i). The right of any Holder to registration pursuant to Section
1.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.5 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided in this Agreement.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration.

     1.6  Company Registration.
          --------------------

          (a)  Notice of Registration.  If at any time or from time to time, the
               ----------------------
Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved in such registration, all the Registrable Securities specified in a written request or requests received within twenty (20) days after receipt of such written notice from the Company by any Holder, but only to the extent that such inclusion will not diminish the number of securities included by the Company or by holders of the Company's securities who have demanded such registration.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to a minimum of 30% of the total shares to be included in such underwriting or exclude them entirely in the case of the Company's initial public offering. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 1.6, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto (the "Lock-Up Period"); provided, however, that if such registration is not the Company's initial public offering such Lock-Up Period shall be one hundred twenty (120) days unless the managing underwriter determines that marketing factors require a longer period in which case the Lock-Up Period shall be specified by the managing underwriter but shall not exceed one hundred eighty (180) days.

          (c) Right to Terminate Registration.  The Company shall have the right
              -------------------------------
to terminate or withdraw any registration initiated by it under this Section 1.6 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

     1.7  Registration on Form S-3.
          --------------------------

          (a) If the Initiating Holder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form; provided,
                                                                       --------
however, that the Company shall not be required to effect more than two
-------
registrations pursuant to this Section 1.7 in any twelve (12) month period; and provided further, however, that no Holder of UVN Shares may act as an Initiating
-------------------------
Holder pursuant to this Section 1.7 more than once. The Company will (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company. The substantive provisions of Section 1.5(b) shall be applicable to each registration initiated under this Section 1.7.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, (ii) during the period ending on a date three (3) months following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a single period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder or Holders, or (iv) on behalf of AOL if the Company has effected one (1) such registration on behalf of AOL.

      1.8  Limitations on Subsequent Registration Rights. From and after the
           ---------------------------------------------
date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such holder derives its rights as an additional Holder hereunder, or such shares or securities are entitled to be included in registrations only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities that are included.

      1.9  Expenses of Registration.  All Registration Expenses incurred in
           ------------------------
connection with any registration pursuant to Sections 1.5, 1.6 or 1.7 and the reasonable cost of one special legal counsel to represent all of the Holders together in any such registration shall be borne by the Company, provided that the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 1.5, the request of which has been subsequently withdrawn by the Initiating Holders. In such case, the Holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.5. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration.

     1.10 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

           (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (120); and

           (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     1.11  Indemnification.
           ---------------

           (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of a Holder for indemnification under this Section 1.11(b) shall not exceed the gross proceeds from the offering received by such Holder.

          (c) Each party entitled to indemnification under this Section 1.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     1.12  Information by Holder. The Holder or Holders of Registrable
           ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

     1.13  Rule 144 Reporting. With a view to making available the benefits of
           ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

           (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act");

           (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

           (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     1.14  Transfer of Registration Rights. The rights to cause the Company to
           -------------------------------
register securities granted Holders under Sections 1.5, 1.6 and 1.7 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Holder (together with any affiliate); provided, that (a) such transfer may otherwise be effected in accordance with
--------
applicable securities laws, (b) notice of such assignment is given to the Company, and (c) such transferee or assignee (i) is a wholly-owned subsidiary, affiliated investment fund or constituent partner (including limited partners) of such Holder, or (ii) acquires from such Holder the lesser of (a) 150,829 more shares of Restricted Securities (as appropriately adjusted for stock splits and the like) or (b) all of the Restricted Securities then owned by such Holder.

     1.15  Standoff Agreement.  Each Holder agrees not to sell, make any short
           ------------------
sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company on or before April 10, 2000.

     1.16  Termination of Rights.  No Holder shall be entitled to exercise any
           ---------------------
right provided for in this Section 1:

           (a) after three (3) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or

           (b) on or after the closing of a public offering of the Common Stock of the Company, initiated by the Company, when all shares of the Holder's Registrable Securities may be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this subsection (b) shall not apply where the Holder owns more than two percent (2%) of the Company's outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock.

                                   SECTION 2

                            Right of Participation
                            ----------------------

                                 [Terminated]



                                   SECTION 3

                                 Miscellaneous
                                 -------------

     3.1   Assignment.  Except as otherwise provided in this Agreement, the
           ----------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties to this Agreement.

     3.2   Third Parties.  Nothing in this Agreement, express or implied, is
           -------------
intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.3  Governing Law. This Agreement shall be governed by and construed under
          -------------
the laws of the State of California in the United States of America without giving effect to the conflicts of laws principles thereof.

     3.4  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.5  Notices. Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be sent by prepaid registered or certified mail, return receipt requested, or otherwise delivered by hand or by messenger addressed to the other party at the address shown below or at such other address for which such party gives notice under this Agreement. Such notice shall be deemed to have been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or three (3) days after deposit in the mail.

     3.6  Severability. If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

     3.7  Amendment and Waiver. Any provision of this Agreement may be amended
          --------------------
or waived with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities, so long as the effect is to treat all Holders equally. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

     3.8  Effect of Amendment or Waiver.  The Holders and their successors and
          -----------------------------
assigns acknowledge that by the operation of Section 3.7 of this Agreement the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement.

     3.9  Rights of Holders.  Each holder of Registrable Securities shall have
          -----------------
the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

     3.10  Delays or Omissions.  No delay or omission to exercise any right,
           -------------------
power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.


                           [Signature Pages Follow]

     The parties hereto have executed this Agreement as the date first written above.

"COMPANY"                               "PRIOR INVESTORS"

NETCENTIVES INC.                        INTEGRAL CAPITAL PARTNERS IV, L.P.
a Delaware corporation                  By:  Integral Capital Management IV, LLC
                                             Its General Partner

By:____________________________         By:___________________________________
                                            Pamela K. Hagenah, Manager
Title:_________________________

"NEW INVESTORS"                         INTEGRAL CAPITAL PARTNERS IV MS SIDE
                                        FUND, L.P.

_______________________________         By:  ICP MS Management, LLC
      Print Name of Investor                 Its General Partner

                                        By:___________________________________
By:____________________________             Pamela K. Hagenah, Manager

Title:_________________________         MAYFIELD VIII,
                                        A California Limited Partnership

                                        By:  Mayfield VIII Management, L.L.C.
                                               A Delaware Limited Liability
                                               Company, Its General Partner

                                        By:___________________________________
                                               George A. Pavlov
                                               Authorized Signatory

                                        MAYFIELD ASSOCIATES FUND III,
                                        A California Limited Partnership

                                        By:  Mayfield VIII Management, L.L.C.
                                               A Delaware Limited Liability
                                               Company, Its General Partner

                                        By:___________________________________
                                               George A. Pavlov
                                               Authorized Signatory

           Signaturer page to Amended and Restated Rights Agreement

                                    AFFINITY TRUST


                                    By:___________________________________
                                           George A. Pavlov
                                           Authorized Signatory

                                    WENDELL G. & ETHEL S. VAN AUKEN, TTEE, THE
                                    WENDELL G. & ETHEL S. VAN AUKEN TRUST U/D/T
                                    9/17/75

                                    By:___________________________________
                                           Wendell G. Van Auken, trustee

                                    INFORMATION TECHNOLOGY VENTURES, L.P.
                                    a California limited partnership

                                    By:  ITV MANAGEMENT, LLC
                                           a California limited liability
                                           company


                                    By:___________________________________
                                           Virginia M. Turezyn
                                    Title: Principal Member


                                    ITV AFFILIATES FUND, L.P.
                                    a California limited partnership

                                    By:  ITV MANAGEMENT, LLC
                                           a California limited liability
                                           company

                                    By:___________________________________
                                           Virginia M. Turezyn
                                    Title: Principal Member

           Signaturer page to Amended and Restated Rights Agreement

                                    NEW ENTERPRISE ASSOCIATES VII, LIMITED
                                    PARTNERSHIP

                                    By:  NEA Partners VII, Limited Partnership
                                           Its General Partner

                                    By:__________________________________

                                    Title:_______________________________



                                    NEA PRESIDENTS FUND, L.P.

                                    By:  NEA General Partners, L.P.
                                    By:  General Partner


                                    By:__________________________________

                                    Title:_______________________________



                                    NEA VENTURES 1997


                                    By:  ________________________________
                                         Lynn Walker, Vice President

           Signaturer page to Amended and Restated Rights Agreement

                                    "NEW UVN INVESTORS"


                                    By:______________________________________
                                       Frank Scognamillo, individually and as
                                       Stockholders' Representative


                                    By:______________________________________
                                       David E. Shein, individually and as
                                       Stockholders' Representative


                                    By:______________________________________
                                       John J. Cresto, individually and as
                                       Stockholders' Representative



                                    SHC DIRECT LLC


                                    By:______________________________________
                                       Name:
                                       Title:


                                    _________________________________________
                                    Daniel Belton


                                    _________________________________________
                                    Kyesook Belton

           Signature page to Amended and Restated Rights Agreement

                                   EXHIBIT A

                                PRIOR INVESTORS

                                   EXHIBIT B

                             MAXMILES STOCKHOLDERS


C3 Supplies Technology, Inc.
Lee Shapiro
Glen Tullman
Warren Tullman
Larry Costin
Dave Mullen
Bernie Goldstein
Joe Carey
Stanley & Margaret Crane
Stanley Crane
Scott Leisher
Barbara Wansbrough
Michael Cahr
Industrial Petro-Chemicals, Inc.
Norman Matthews
Jeff Mills
Marianne Embree
David Story
Joshua Krugman
William MacAdam
Paul Petersen
Eric Acton
Mark Jamison
James Hallene

                                   EXHIBIT C

                                 NEW INVESTORS


POST INVESTORS                        Number of Shares of Common Stock Owned

Name and Address


UVN INVESTORS

Name and Address

Frank Scognamillo
4820 South Mill Avenue, Suite 102
Tempe, Arizona 85253

David E. Shein
4524 East Pebble Ridge
Paradise Valley, Arizona 85253

Alan S. Borg


Stephen B. Galasso


Ralph Larsson


Richard E. Mulhern


John J. Cresto
McBride Baker & Coles
500 West Madison Street, 40th floor
Chicago, Illinois 60661

SHC Direct LLC


Daniel and Kyesook Belton
13631 South Canyon Drive
Phoenix, Arizona 85048

                                   EXHIBIT J

                             STOCKHOLDER AGREEMENT

                                                                       EXHIBIT J

                               NETCENTIVES INC.

                              UVN HOLDINGS, INC.

                            STOCKHOLDERS AGREEMENT

     This Stockholders Agreement (the "Agreement") is made and entered into as
                                       ---------
of March 3, 2000, among Netcentives Inc., a Delaware corporation ("Acquiror"),
                                                                   --------
and each of the stockholders of UVN Holdings, Inc., an Arizona corporation ("Target"), listed on the signature page hereto (the "Stockholders").
 -------                                              ------------

                                   RECITALS

     Pursuant to an Agreement and Plan of Merger dated as of March 3, 2000 (the "Merger Agreement") by and among Acquiror, Brown Dog Acquisition Corporation, a
 ----------------
Delaware corporation and wholly owned subsidiary of Acquiror ("Sub"), and
                                                               ---
Target, Sub is merging with and into Target (the "Acquisition") and Target, as
                                                  -----------
the surviving corporation of the Acquisition, will thereby become a wholly owned subsidiary of Acquiror. Pursuant to Section 1.6 of the Merger Agreement, each of the Stockholders will receive, in exchange for their shares of common stock of Target, common stock of Acquiror (the "Acquiror Common Stock").
                                          ---------------------

     In consideration of the execution of the Merger Agreement by Acquiror, each Stockholders is delivering this Agreement.

                                   AGREEMENT

     1.   Representations, Warranties and Covenants of the Stockholders.  Each
          -------------------------------------------------------------
Stockholder hereby represents and warrants to the Acquiror and agrees with the Acquiror as follows:

          a.  Authorization.  This Agreement constitutes the Stockholder's valid
              -------------
and legally binding obligation, enforceable in accordance with its terms. The Stockholder has full power and authority to enter into this Agreement.

          b.  Purchase Entirely for Own Account.  The Stockholder hereby
              ---------------------------------
confirms that the Acquiror Common Stock to be received by the Stockholder pursuant to the Merger Agreement will be acquired for investment for such Stockholder's own account, not as a nominee or agent, and that such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the Acquiror Common Stock except in accordance with applicable federal and state securities laws.

          c.  Disclosure of Information.   The Stockholder has received all the
              -------------------------
information it considers necessary or appropriate for making an investment decision in the Acquiror Common Stock including, without limitation, the Acquiror's Prospectus dated October 13, 1999 and the Acquiror's Report on Form 10-Q for the period ended September 30, 1999. The Stockholder further represents that it has had an opportunity to ask questions and receive answers from the Acquiror regarding an investment in the Acquiror Common Stock.

          d.   Exemption from Registration Requirements. The Stockholder
               ----------------------------------------
understands that the Acquiror Common Stock has not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Stockholder's representations as expressed herein.

          e.   Restricted Securities. The Stockholder understands that the
               ---------------------
Acquiror Common Stock is a "restricted security" under the federal securities laws inasmuch as such shares are being acquired from the Acquiror in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Stockholder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          f.   Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
the representations set forth above, the Stockholder further agrees not to make any disposition of all or any portion of the Acquiror Common Stock unless and until:

               (i) there is then in effect a Registration Statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such Registration Statement; or

               (ii) (A) it shall have notified the Acquiror of the proposed disposition and shall have furnished the Acquiror with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Acquiror, the Stockholder shall have furnished the Acquiror with an opinion of counsel, reasonably satisfactory to the Acquiror, that such disposition will not require registration under the Securities Act.

          g.   Legends.  It is understood that certificates for the Acquiror
               -------
Common Stock, and any securities issued in respect thereof or exchange therefor, may bear the following legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

          h.   Such Stockholder has read the Merger Agreement and believes that
(i) the representations and warranties of the Target and the Subsidiaries, including the disclosure schedule thereto, are accurate and complete and (ii) such representations and warranties do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     2.   Additional Documents.  Each Stockholder hereby covenants and agrees to
          --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Acquiror, to carry out the purpose and intent of this Agreement and the Merger Agreement.

     3.   Consent and Waiver.  Each Stockholder hereby gives any consents or
          ------------------
waivers that are reasonably required for the consummation of the Acquisition under the terms of any agreement to which such Stockholder is a party or pursuant to any rights Stockholder may have.

     4.   Miscellaneous.
          -------------

          a.   Survival of Warranties.  The warranties, representations and
               ----------------------
covenants of the Acquiror and the Stockholders contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Stockholders or the Acquiror.

          b.   Transfer; Successors and Assigns.  The terms and conditions of
               --------------------------------
this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          c.   Notices.
               -------

               (i) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon the respective parties as follows: if to the Stockholders, to the address set forth with respect to the Stockholders on the signature page of this Agreement, or, if to the Acquiror, to its principal executive offices.

               (ii) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be delivered by hand or first class certified or registered mail, return receipt requested, and shall be deemed to be given or made upon personal delivery or when receipt is so confirmed.

               (iii) Any party may, by written notice to the other, alter its address, and such notice shall be considered to have been given ten (10) days after the mailing thereof.

          d.   Governing Law.  This Agreement and all acts and transactions
               -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          e.   Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          f.  Severability.  If one or more provisions of this Agreement are
              ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     The parties have caused this Agreement to be duly executed on the date first written above.


                                   ACQUIROR
                                   NETCENTIVES INC.

                                   By:  _____________________________

                                   Name:  ___________________________
                                                  (print)

                                   Title:____________________________

                                   Address: 690 Fifth Street
                                            San Francisco, CA  94107

                                   STOCKHOLDERS

                                   Frank Scognamillo, as Trustee UTA dated March 1, 1993

                                   By:  _____________________________

                                   Name:  ___________________________
                                                  (print)

                                   Title:____________________________

                                   Address for Notice:

                                   __________________________________

                                   __________________________________

                                   __________________________________

                                   Shares beneficially owned:  6,900

                              David E. Shein

                              ________________________________

                              Address for Notice:

                              ________________________________

                              ________________________________

                              ________________________________

                              Shares beneficially owned:  1,200


                              Stephen B. Galasso, as Trustee UTA dated August 26, 1998

                              By:  ___________________________

                              Name:  _________________________
                                            (print)

                              Title:__________________________

                              Address for Notice:

                              ________________________________

                              ________________________________

                              ________________________________

                              Shares beneficially owned:  600

                              Alan S. Borg, as Trustee UTA dated February 25,
                              1975

                              By:  ___________________________

                              Name:  _________________________
                                            (print)

                              Title:__________________________

                              Address for Notice:

                              ________________________________

                              ________________________________

                              ________________________________

                              Shares beneficially owned:  500


                              John J. Cresto

                              ________________________________

                              Address for Notice:

                              ________________________________

                              ________________________________

                              ________________________________

                              Shares beneficially owned:  200

                              Richard E. Mulhern, Jr., as Trustee UTA dated December 3, 1997

                              By:  ___________________________

                              Name:  _________________________
                                             (print)

                              Title:__________________________

                              Address for Notice:

                              ________________________________

                              ________________________________

                              ________________________________

                              Shares beneficially owned:  150


                              Ralph R. Larsson

                              ________________________________

                              Address for Notice:

                              ________________________________

                              ________________________________

                              ________________________________

                              Shares beneficially owned:  50

                                   EXHIBIT K

                              INDEMNITY AGREEMENT

                                                                       EXHIBIT K

                                                               EXECUTION VERSION

                              INDEMNITY AGREEMENT


     This Indemnity Agreement (the "Agreement") is made and entered into as of
                                    ---------
March 3, 2000 by and among Netcentives Inc., a Delaware corporation ("Acquiror"), UVN Holdings, Inc., an Arizona corporation, and the undersigned
  --------
stockholder of Target ("Holder").
                        ------

                                   RECITALS
                                   --------

     This Agreement is entered into in connection with that certain Agreement and Plan of Merger dated as of March 3, 2000 (the "Merger Agreement") among
                                                   ----------------
Acquiror, Target and Brown Dog Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"). The Merger Agreement
                                            ----------
provides for the Merger (the "Merger") of Merger Sub into Target.  Capitalized
                              ------
terms used but not defined in this Agreement shall have the defined meanings as set forth for such terms in the Merger Agreement.

     Section 6 of the Merger Agreement provides for indemnification obligations by the stockholders of Target immediately prior to the Effective Time (the "Target Stockholders") arising out of or resulting from any breach of Target's
 -------------------
representations, warranties, covenants or agreements set forth in the Merger Agreement.

     As a condition precedent to the obligations of Acquiror and Merger Sub to proceed with the consummation of the Merger, each Target Stockholder must enter into an agreement in the form of this Agreement.

     Pursuant to Section 6.8 of the Merger Agreement, Holder has agreed to the irrevocable appointment of the Stockholders' Representative to act on behalf of Target Stockholders in connection with this Agreement, the Merger Agreement and transactions contemplated hereby and thereby.

                                   AGREEMENT
                                   ---------

     The parties agree as follows.

     1.  Indemnity Obligations.  Holder agrees to indemnify and hold Acquiror
         ---------------------
harmless in accordance with all of the provisions of Section 6 of the Merger Agreement and agrees to be bound by Section 6 and all other provisions of the Merger Agreement that relate to Section 6 and the rights and obligations under
Section 6.

     2.  Representations and Warranties of Holder.
         ----------------------------------------

         (a)  Organization and Authority of the Holder.  Holder has full power
              ----------------------------------------
and authority to execute this Agreement, to make the representations, warranties and covenants contained in this Agreement and to perform Holder's obligations under this Agreement.

          (b)  Ownership of the Shares.  Exhibit A hereto sets forth all shares
               -----------------------   ---------
of Target Common Stock owned by Holder, including all Target Common Stock as to which Holder has sole or shared voting or investment power, and all rights, options and warrants to acquire Target Common Stock.

          (c)  Non-Contravention by Holder.  The execution and delivery of this
               ---------------------------
Agreement by Holder, and the consummation of the transactions contemplated in this Agreement and the Merger Agreement will not (i) violate, conflict with or result in a breach of any provision of the trust agreement if Holder is a trust,
(ii) violate, conflict with or result in a breach of or constitute a default under any judgment, order, statute, law, rule or regulation of any court or governmental agency or body having jurisdiction over Holder or the property of Holder, or (iii) violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holder is a party or by which Holder is bound or to which any of the property or assets of Holder is subject, except in the case of clause (iii) above for violations, conflicts, breaches and defaults that would not affect the ability of Holder to consummate the transactions contemplated hereby and thereby.

     3.   Termination.  This Agreement shall be terminated and shall be of no
          -----------
further force and effect upon the earliest of (i) termination of the Merger Agreement pursuant to Section 5 of the Merger Agreement, (ii) the payment of Damages by Target Stockholders equal to the indemnification limitation amount in
Section 6 of the Merger Agreement, or (iii) the termination of Target Stockholders' indemnity obligations to Acquiror under Section 8 of the Merger Agreement for any other reason.

     4.   Miscellaneous.
          -------------

          (a)  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this
Section 4(a) shall be binding upon the parties and their respective successors and assigns.

          (b)  Successors and Assigns.  The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (c)  Governing Law; Jurisdiction.  This Agreement and all acts and
               ---------------------------
transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of San Francisco County, California.

          (d)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (e)  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (f)  Notices.  Any notice required or permitted by this Agreement
               -------
shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

          (g)  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (h)  Entire Agreement.  Except for and subject to the Merger
               ----------------
Agreement, this Agreement and the documents referred to herein are the product of all of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

          (i)  Advice of Legal Counsel.  Each party acknowledges and represents
               -----------------------
that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

     The parties have caused this Agreement to be executed on the date first above written.

                              ACQUIROR

                              NETCENTIVES INC.


                              By:____________________________________

                              Name:__________________________________
                                                (print)

                              Title:_________________________________



                              TARGET

                              UVN HOLDINGS, INC.


                              By:____________________________________

                              Name:__________________________________
                                                (print)

                              Title:_________________________________



                              HOLDER


                              _______________________________________
                              (Signature)

                              _______________________________________
                              (Printed)

                              _______________________________________
                              Address:

                              _______________________________________

                              _______________________________________

                              _______________________________________

                              Facsimile:
                              ---------------------------------------

                                   EXHIBIT A

                       Holder Ownership of Target Stock

                                               Number of Shares of
                    Holder                        Target Stock
          --------------------------              ------------

                John J. Cresto                        200

                                   EXHIBIT A

                       Holder Ownership of Target Stock

                                                         Number of Shares of
                    Holder                                  Target Stock
    -------------------------------------------             ------------

     Stephen B. Galasso, as Trustee UTA dated                   600
                 August 26, 1998

                                   EXHIBIT A

                        Holder Ownership of Target Stock

                                                         Number of Shares of
                    Holder                                  Target Stock
    -------------------------------------------             ------------

               Ralph R. Larsson                                   50

                                   EXHIBIT A

                       Holder Ownership of Target Stock

                                                         Number of Shares of
                    Holder                                  Target Stock
    -------------------------------------------             ------------

      Richard E. Mulhern, Jr., as Trustee UTA
             dated December 3, 1997                             150

                                   EXHIBIT A

                       Holder Ownership of Target Stock

                                                         Number of Shares of
                    Holder                                  Target Stock
    -------------------------------------------             ------------

        Alan S. Borg, as Trustee UTA dated                       500
               February 28, 1975

                                   EXHIBIT A

                        Holder Ownership of Target Stock

                                                         Number of Shares of
                    Holder                                  Target Stock
    -------------------------------------------             ------------

                 David E. Shein                                 1200

                                   EXHIBIT A

                       Holder Ownership of Target Stock

                                                         Number of Shares of
                    Holder                                  Target Stock
    -------------------------------------------             ------------

      Frank Scognamillo, as Trustee UTA dated                  6900
                 March 1, 1993